FORT BEND NHC, L.P.
AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP


								As of April 1, 1998

FORT BEND NHC, L.P.
AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP

	This Amended and Restated Agreement of Limited
Partnership is made and entered into as of the 1st day of April, 1998, by and among the undersigned parties.

	WHEREAS, on June, 12, 1997, Helfant Realty, Inc., a Virginia corporation ("HRI"), and Fort Bend National Housing, L.L.C., a Virginia limited liability company ("FBNH"), as the original General Partners, executed a Certificate of Limited Partnership (the "Certificate"), pursuant to the Virginia Revised Uniform Limited Partnership Act (the "Act"), for the formation of Fort Bend NHC, L.P. (the "Partnership"), which Certificate subsequently was filed in the Office of the Virginia State Corporation Commission, on June 16, 1997; and

	WHEREAS, as of June 16, 1997, HRI and FBNH, as the
General Partners and FBNH as the Initial Limited Partner, executed an Agreement of Limited Partnership of the Partnership (the "Original Agreement"); and

	WHEREAS, on February 3, 1998, the Partnership was issued a Certificate of Authority to transact business in the State of Texas by the Secretary of State of the State of Texas; and

	WHEREAS, the Partnership has been formed to develop, construct, own, maintain and operate a 112-unit apartment complex of which 84 units are intended for rental to individuals and families of low and moderate income and 28 units are to be rented to tenants at market rates, to be known as Falcon Pointe Apartments, and to be located in the City of Rosenberg, Texas (the "Apartment Complex"); and

	WHEREAS, the Partnership has received a commitment for a construction mortgage loan for the Apartment Complex from Tate Terrace Realty Investors, Inc. (the "Construction Lender"), in the maximum principal amount of $3,274,282 (the "Construction Loan"); and

	WHEREAS, the parties hereto now desire to enter into this Amended and Restated Agreement of Limited Partnership to
(i) continue the Partnership; (ii) admit Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, to the Partnership as a Limited Partner, and BCTC 94, Inc., a
Delaware corporation, to the Partnership as the Special
Limited Partner; (iii) withdraw FBNH as the Initial Limited Partner of the Partnership; (iv) reassign Interests in the Partnership; and (v) set forth all of the provisions governing the Partnership.

	NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree to continue the Partnership pursuant to the Act, as set forth in this Amended and Restated Agreement of Limited Partnership, which reads in its entirety as follows:

ARTICLE I	1
CONTINUATION OF PARTNERSHIP	1
1.01. Continuation	1
1.02.   Name	1
1.03.   Principal Executive Offices; Agent for Service of
Process	1
1.04.   Term	1
1.05.   Recording of Amendment to Certificate	1

ARTICLE II.	2
DEFINED TERMS	2

ARTICLE III	14
PURPOSE AND BUSINESS OF THE PARTNERSHIP	14
3.01.   Purpose of the Partnership	14
3.02.   Authority of the Partnership	14

ARTICLE IV.	16
REPRESENTATIONS, WARRANTIES AND COVENANTS;
DUTIES AND OBLIGATIONS	16
4.01.  Representations, Warranties and Covenants Relating to
the
          Apartment Complex and the Partnership	16
4.02.  Duties and Obligations Relating to the Apartment
Complex and
          the Partnership	21

ARTICLE V.	24
PARTNERS, PARTNERSHIP INTERESTS AND OBLIGATIONS
OF THE PARTNERSHIP	24
5.01.  Partners, Capital Contributions and Partnership
Interests	22
5.02.  Return of Capital Contribution	22
5.03.  Withholding of Capital Contributions Upon Default	23
5.04.  Legal Opinions	30
5.05.  Repurchase Obligation	32
5.06.  Asset Management Fee	33
5.07.  BCTC IV Loan	33
5.08.  Default by Investment Partnership in Making Capital
Contributions.	33

ARTICLE VI.	35
CHANGES IN PARTNERS	35
6.01.  Withdrawal of a General Partner	35
6.02.  Admission of a Successor or Additional General
Partners	35
6.03.  Effect of Bankruptcy, Death, Withdrawal, Dissolution
or
          Incompetence of a General Partner	36


ARTICLE VII.	38
ASSIGNMENT TO THE PARTNERSHIP	38

ARTICLE VIII.	39
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNERS	39
8.01.  Management of the Partnership	39
8.02.  Limitations Upon the Authority of the General
Partners	40
8.03.  Management Purposes	41
8.04.  Delegation of Authority	32
8.05.  General Partners or Affiliates Dealing
          with Partnership	42
8.06.  Other Activities	42
8.07.  Liability for Acts and Omissions	43
8.08.  Disposition Fee	44
8.09.  Construction of the Apartment Complex, Construction
Cost Overruns,
          Operating Deficits	44
8.10.  Development Fee	35
8.11.  Partnership Management Fee	46
8.12.  Withholding of Fee Payments	36
8.13.  Removal of Any General Partner	48
8.14.  Selection of the Management Agent	50
8.15.  Removal of the Management Agent	51
8.16.  Replacement of the Management Agent	51
8.17.  Loans to the Partnership	40
8.18.  Reserve Fund for Replacements; Operating
          Reserve Account	40
8.19.  Operating and Capital Budgets.	41
8.20.  Sale of the Apartment Complex.	54

ARTICLE IX.	56
TRANSFERS OF, AND RESTRICTIONS ON TRANSFERS OF INTERESTS
OF LIMITED PARTNERS	56
9.01.  Acquisition for Investment	56
9.02. Transfer of Limited Partners' Interests	56
9.03.  Admission of Substitute Limited Partners	56
9.04.  Rights of Assignee of Partnership Interest	58

ARTICLE X.	45
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS	45
10.01.  Management of the Partnership	45
10.02.  Limitation on Liability of Limited Partners	45
10.03.  Other Activities	45

ARTICLE XI.	46
PROFITS, LOSSES AND DISTRIBUTIONS	46
11.01.  Allocation of Profits, Losses, Credits and Cash
Distributions	60
11.02.  Determination of Profits, Losses and Credits	47
11.03.  Allocation of Gains and Losses	47
11.04.  Distribution of Proceeds from Sale and Liquidation
of Partnership Property	48
11.05.  Capital Accounts	49
11.06.  Authority of General Partners to Vary Allocations to
Preserve and
            Protect Partners' Intent.	49
11.07.  Designation of Tax Matters Partner	66
11.08.  Rights and Obligations of Tax Matters Partner	66
11.09.  Expenses of Tax Matters Partner	67
11.10.  Minimum Gain Provisions	53

ARTICLE XII.	71
SALE, DISSOLUTION AND LIQUIDATION	71
12.01.  Dissolution of the Partnership	71
12.02.  Winding Up and Distribution.	71

ARTICLE XIII.	73
BOOKS AND RECORDS, ACCOUNTING TAX ELECTIONS, ETC.	73
13.01.  Books and Records	73
13.02.  Bank Accounts	73
13.03.  Accountants	73
13.04.  Reports to Partners	74
13.05.  Section 754 Elections	78
13.06.  Fiscal Year and Accounting Method	78

ARTICLE XIV.	79
AMENDMENTS	79
14.01.  Proposal and Adoption of Amendments	79

ARTICLE XV.	79
CONSENTS, VOTING AND MEETINGS	79
15.01.  Method of Giving Consent	79
15.02.  Submissions to Limited Partners	79
15.03.  Meetings; Submission of Matters for Voting	79

ARTICLE XVI.	79
GENERAL PROVISIONS	79
16.01.  Burden and Benefit	79
16.02.  Applicable Law	79
16.03.  Counterparts	80
16.04.  Separability of Provisions	62
16.05.  Entire Agreement	80
16.06.  Liability of the Investment Partnership	80
16.07.  Environmental Protection	80
16.08.  Continuing Guarantee by the Guarantors of Certain
Obligations of the
            General Partners and the Developer	64
16.09.  Notices.	83


ARTICLE I  TC "ARTICLE I" \f C \l "1"
CONTINUATION OF PARTNERSHIP  TC "CONTINUATION OF PARTNERSHIP"
\f C \l "1"


	1.01.	Continuation  TC "1.01.	Continuation" \f C \l
"2" . The undersigned hereby continue the Partnership as a limited partnership under the Act.

	1.02.	Name  TC "1.02.	Name" \f C \l "2"  .  The
name of the Partnership is FORT BEND NHC, L.P.

	1.03.  	Principal Executive Offices; Agent for Service
of Process  TC "1.03.  	Principal Executive Offices; Agent
for Service of Process" \f C \l "2" . The principal executive office of the Partnership shall be c/o National Housing Corporation, 208 Golden Oak Court, Suite 450, Virginia Beach, Virginia 23452. The Partnership may change the location of its principal executive office to such other place or places as may hereafter be determined by the General Partners. The General Partners shall promptly notify all other Partners of any change in the principal executive office. The Partnership may maintain such other offices at such other place or places as the General Partners may from time to time deem advisable.

	The name and address of the Agent for service of process is Stanley L. Samuels, a member of the Virginia State Bar,
1700 Dominion Tower, 999 Waterside Drive, Norfolk, Virginia
23510.

	1.04.  	Term  TC "1.04.  	Term" \f C \l "2"  .  The
term of the Partnership commenced as of June 12, 1997, and shall continue until December 31, 2037, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement.

	1.05.  	Recording of Amendment to Certificate  TC
"1.05.  	Recording of Amendment to Certificate" \f C \l "2"
 . Upon the execution of this Amended and Restated Agreement of Limited Partnership by the parties hereto, the General
Partners shall take all actions necessary to assure the prompt recording of any Amendment(s) to the Certificate as required by the Act, including filing with the Virginia State
Corporation Commission. All fees for filing shall be paid out of the Partnership's assets. The General Partners shall take all other necessary action required by law to perfect and maintain the Partnership as a limited partnership under the laws of the Commonwealth of Virginia authorized to do business in the State, and shall register the Partnership under any assumed or fictitious name statute or similar law in force and effect in the Commonwealth of Virginia and in the State.

ARTICLE II.  TC "ARTICLE II." \f C \l "1"
DEFINED TERMS  TC "DEFINED TERMS" \f C \l "1"

	In addition to the abbreviations of the parties set forth in the preamble to this Agreement, the following defined terms used in this Agreement shall have the meanings specified below:

	"Accountants" means Altschuler, Melvoin and Glasser LLP, of Chicago, Illinois, or such other firm of independent certified public accountants as may be engaged by the General Partner, with the Consent of BCTC 94 (which Consent shall not be unreasonably withheld), to prepare the Partnership income tax returns.

	"Act" means the Revised Uniform Limited Partnership Act of the Commonwealth of Virginia, as amended from time to time during the term of the Partnership.

	"Actual Credit" means as of any point in time, the total amount of the Tax Credits actually allocated by the Partnership to the Investment Partnership, representing ninety-nine and nine tenths per cent (99.9%) of the Tax
Credits actually received by the Partnership and not disallowed by any taxing authority.

	"Admission Date" means the date upon which the Investment
Partnership is admitted to the Partnership.

	"Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a General Partner, or with another designated Person, as the context may require.

	"Agency" means the Texas Department of Housing and Community Affairs, in its capacity as the designated agency of the State to allocate Low-Income Housing Tax Credits, acting through any authorized representative.

	"Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended from time to time.

	"Apartment Complex" means the Land owned by the Partnership in the City of Rosenberg, Texas, and the 112-unit multi-family rental housing development and other improvements to be constructed, owned and operated thereon by the Partnership, and to be known as Falcon Pointe Apartments.

	"Asset Management Fee" means the fee payable by the Partnership to Boston Capital, or an affiliate thereof, pursuant to Section 5.06.

 	"Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Act of 1898 or the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been dismissed within 60 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 60 days.

	"BCTC 94" means BCTC 94, Inc., a Delaware corporation, which is the Special Limited Partner of the Partnership.

	"BCTC IV" means Boston Capital Tax Credit Fund IV L.P., a
Delaware limited partnership, which is a Limited Partner of the Partnership.

	"BCTC IV Loan" means the loan to be made to the Partnership by BCTC IV upon the occurrence of the Admission
Date, in the principal amount of $2,954,917, as described in
Section 5.07.

	"Boston Capital" means Boston Capital Partners, Inc., a
Massachusetts corporation.

	"Capital Account" means the capital account of a Partner as described in Section 11.05.

	"Capital Contribution" means the total amount of money or other property contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital
Contribution made by a predecessor holder of the Interest of such Partner.

	"Capital Transaction" means any transaction the proceeds of which are not includable in determining Cash Flow, including without limitation the disposition, whether by partial sale (except when such sale proceeds are to be used pursuant to a plan or budget approved by all of the Partners), casualty (where the proceeds are not to be used for reconstruction), condemnation, refinancing or similar event of any part of the Apartment Complex, prior to the sale of the Apartment Complex, where the gross proceeds from such sale or event exceed $50,000 (with such amount adjusted annually based on the Consumer Price Index).

	"Cash Flow" means, with respect to any year or other applicable period, (a) all Revenues received by the Partnership during such period, plus (b) any amounts which the General Partner, with the Consent of the Lender, and the Consent of BCTC 94, releases from the Reserve Fund for Replacements as being no longer necessary to hold as part of the Reserve Fund for Replacements, less (i) operating expenses of the Partnership paid from Revenues during the applicable period, (ii) all cash payments made from Revenues during such period as mandatory debt service payments with respect to the Construction Loan or the Mortgage Loan, and (iii) all amounts from Revenues, if any, added to the Reserve Fund for Replacements during such period. In no event will deductions in determining Cash Flow pursuant to clauses (i) and (ii) above include payments made on account of: the Asset Management Fee; the deferred portion of the Development Fee pursuant to Section 8.10(a)(ii); amounts due on any Subordinated Loans; and/or the Partnership Management Fee.

	Cash Flow shall be determined separately for each fiscal year and shall not be cumulative. Wherever there is a reference to the distribution of Cash Flow pursuant to the provisions of this Agreement, Cash Flow shall be deemed to be limited to Surplus Cash available for distribution.

	"Certificate" means the Certificate, or any amendment thereto or any other instrument or document which is required under the laws of the State to be signed and sworn to by the Partners of the Partnership and filed in the appropriate public offices within the State to perfect or maintain the Partnership as a limited partnership under the laws of the State, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State.

	"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of succeeding law.

	"Consent" means the prior written consent or approval of the Investment Partnership and/or BCTC 94 and/or any other Partner, as the context may require, to do the act or thing for which the consent is solicited, which Consent shall not be unreasonably withheld or delayed. In such instances where consent is required from the Limited Partners, such Consent shall be given by BCTC 94 (unless such Consent is specifically required in this Agreement by all of the Limited Partners).

	"Construction Contract" means the maximum upset price construction contract in the amount of $5,500,000 (including all exhibits, attachments and change orders thereto) entered into between the Partnership and the Contractor under date of September 24, 1997, pursuant to which the Apartment Complex is to be constructed.

	"Construction Lender" means Tate Terrace Realty
Investors, Inc., in its capacity as the maker of the Construction Loan, or its successor or assign in such capacity, acting through any authorized representative.

	"Construction Loan" means the construction mortgage loan to be made by the Construction Lender to the Partnership at the Initial Closing, pursuant to the Construction Lender's commitment letter to the Partnership dated April 28, 1998.
The Construction Loan has a principal amount of $3,274,282 (subject to increase or decrease in accordance with the provisions of the Construction Loan Commitment), is evidenced by a deed of trust note given by the Partnership to the Construction Lender at the Initial Closing, and is secured by the Construction Mortgage and other related security documents and financing statements. The Construction Loan bears interest at a rate equal to the prime rate as published by Signet Bank of Norfolk, Virginia, plus four per cent (4%). Payments on account of interest only at the aforesaid rate shall be due and payable on a monthly basis during the period from the Initial Closing until the maturity date of the Construction Loan, which is to be eighteen (18) months from Initial Closing (the "Maturity Date"). At the Maturity Date, the entire outstanding balance of principal of, and any unpaid interest on, the Construction Loan shall be due and payable.

	"Construction Mortgage" means the deed of trust to be given by the Partnership at the Initial Closing in favor of certain trustees for the benefit of the Construction Lender as maker of the Construction Loan, constituting a first lien on the Apartment Complex and securing the Construction Loan.

	"Contractor" means National Housing Building Corporation, a Virginia corporation, which is an Affiliate of the Managing
General Partner and which is the general construction contractor for the Apartment Complex.

	"Counsel" or "Counsel for the Partnership" shall mean such attorney or law firm upon which BCTC 94 and the General Partners shall agree; provided, however, that if any section of this Agreement either (i) designates particular counsel for the purpose described therein, or (ii) provides that counsel for the purpose described therein shall be chosen by another method or by another Person, then such designation or provision shall prevail over this general definition.

	"Credit Period" means, with respect to the Apartment
Complex and the Partnership, the credit period as defined in
Section 42(f)(1) of the Code.

	"Debt Service Coverage Ratio" means the ratio between:
(i) all Revenues remaining with respect to any year after payment in full, in each case for such year, of all operating expenses of the Apartment Complex and the Partnership; and
(ii) the scheduled mandatory debt service payments with respect to the Mortgage Loan for such year.

	"Developer" means National Housing Development
Corporation, in its capacity as the developer of the Apartment
Complex.

	"Development Fee" means the fee payable by the Partnership to the Developer pursuant to Section 8.10(a) of this Agreement.

	"Development Sources" means the aggregate of: (i) the proceeds of the Construction Loan and the Mortgage Loan, and
(ii) the Capital Contributions of the Investment Partnership to the Partnership.

	"Disposition Fee" means the fee payable by the Partnership to the General Partners pursuant to Section 8.08 of this Agreement.

	"Excess Development Costs" means all funds in excess of the Development Sources which are required to (i) complete construction of the Apartment Complex, including paying any construction cost overruns and the cost of any change orders which have been approved by the Construction Lender and/or the Lender, as required, and which are not funded from the Development Sources; (ii) achieve Substantial Completion;
(iii) achieve Initial Closing and Final Closing, effect funding of the Mortgage Loan, and satisfy any escrow deposit requirements which are conditions to the Final Closing, including, without limitation, any amounts necessary for local taxes, utilities, insurance premiums, and other amounts which are required (provided, however, that if any such deposits are made by the General Partner, and the funds, or any portion thereof, subsequently are released from such deposit, the funds so released shall be paid to the General Partner);
(iv) pay any applicable loan assessment fees, discounts or other expenses incurred by the Partnership as a result of the occurrence of the Initial Closing and/or the Final Closing;
(v) pay the entire outstanding balance of principal of and interest on the Construction Loan; (vi) pay any Operating Deficits incurred by the Partnership prior to the Final Closing; and (viii) pay not less than $316,408 on account of the Development Fee pursuant to Section 8.10(a) of this Agreement.

	"Extended Use Agreement" means the Extended Use Regulatory Agreement and Declaration of Restrictive Covenants to be entered into between the Partnership and the Agency at or prior to State Designation, and properly recorded in the appropriate land records of the jurisdiction in which the Apartment Complex is located, setting forth certain terms and conditions under which the Apartment Complex is to be operated.

	"FBNH" means Fort Bend National Housing, L.L.C. in its capacity as a General Partner of the Partnership.

	"Final Closing" means the occurrence of all of the following: (i) Substantial Completion, (ii) closing of the Mortgage Loan and disbursement of the proceeds thereof, and
(iii) payment of the entire outstanding balance of principal of and interest on the Construction Loan, and discharge of record of the Construction Mortgage.

	"40-60 Set-Aside Test" means the Minimum Set-Aside Test whereby at least 40% of the units in the Apartment Complex must be occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size.

	"General Partners" means, collectively, FBNH and HRI and any other Person admitted as a general partner pursuant to this Agreement, and their respective successors pursuant to this Agreement, including particularly the provisions of Sections 6.03, 8.01 and 8.13.

	"Guarantors" means Steven B. Sandler, Arthur B. Sandler and Robert H. Josephberg, each an individual resident of the Commonwealth of Virginia, in their capacities as Guarantors.

	"HRI" means Helfant Realty, Inc. in its capacity as the Managing General Partner of the Partnership.

	"Initial Closing" means the date upon which the Construction Loan is closed and the first disbursement of proceeds of the Construction Loan was authorized to be made to the Partnership, subject to the approval of the Construction Lender. Initial Closing is anticipated to occur on June 30, 1998.

	"Initial 100% Occupancy Date" means the first date upon which not less than 100% of the apartment units in the Apartment Complex have been leased to, and are occupied by, qualified tenants under executed Lender-approved leases, if any such approval is applicable.

	"Installment" means an Installment of the Investment
Partnership's Capital Contribution paid or payable to the Partnership pursuant to Section 5.01.

	"Interest" or "Partnership Interest" means the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act. Such Interest of each Partner shall, except as otherwise specifically provided herein, be that percentage of the aggregate of such benefit or obligation specified by Section 5.01 as such Partner's Percentage
Interest.

	"Invested Amount" means, as to the Investment Partnership, the aggregate amount of capital contributions made to the Investment Partnership by its investors and attributable to the Partnership, which is an amount equal to the Investment Partnership's paid-in Capital Contributions divided by 86%.

	"Investment Partnership" means BCTC IV.

	"Land" means the tract of land in the City of Rosenberg, Texas, upon which the Apartment Complex is to be located, as more fully described in Exhibit A attached hereto.

	"Lender" means Tate Terrace Realty Investors, Inc., a
Virginia corporation, pursuant to the Mortgage Loan
Commitment, or such other Person which is the maker of the Mortgage Loan, or its successor and assigns in such capacity, acting through any authorized representative.

	"Limited Partner(s)" means the Investment Partnership and/or BCTC 94, or any other Limited Partner in such Person's capacity as a limited partner of the Partnership.

	"Liquidator" means the General Partners or, if there are none at the time in question, such other Person who may be appointed in accordance with applicable law and who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Partnership upon its dissolution.

	"Low-Income Housing Tax Credit" means the low-income housing tax credit allowed for low-income housing projects pursuant to Section 42 of the Code.

	"Management Agent" means the management and rental agent for the Apartment Complex.

	"Management Agreement" means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

	"Managing General Partner" means HRI in its capacity as Managing General Partner of the Partnership.

	"Minimum Set-Aside Test" means the set-aside test selected by the Partnership pursuant to Section 42(g) of the Code with respect to the percentage of units in its Apartment Complex to be occupied by tenants with incomes equal to no more than a certain percentage of area median income. The Partnership has selected the 40-60 Set-Aside Test as the Minimum Set-Aside Test.

	"Mortgage" means the deed of trust to be given by the Partnership at the Final Closing in favor of certain trustees for the benefit of the Lender as maker of the Mortgage Loan, constituting a first lien on the Apartment Complex and securing the Mortgage Loan.

	"Mortgage Loan" means the non-recourse permanent mortgage loan to be made by the Lender to the Partnership at the Final Closing, which will be evidenced by the deed of trust note given by the Partnership to the Lender at the Final Closing, and which will be secured by the Mortgage and other related security documents and financing statements. Except as and to the extent otherwise Consented to by BCTC 94, the Mortgage
Loan shall: (i) be made by a lender Consented to by the Investment Partnership; (ii) be in a principal amount of not more than $3,274,282; and (iii) have terms and conditions no less favorable to the Partnership than: (a) a 30-year term,
(b) a 30-year amortization schedule, (c) be non-recourse to all the Partners, (d) a fixed interest rate of not more than nine and one-half per cent (9.5%) per annum, and (e) debt service payments such as to provide a minimum Debt Service Coverage Ratio of 1.10 to 1.00.

	"Mortgage Loan Commitment" means the standby commitment issued to the Partnership by the Lender under date of April
22, 1998, with respect to the Mortgage Loan.

	"NHDC" means National Housing Development Corporation, a
Virginia corporation.

	"Net Capital Contribution" means an amount equal to a Partner's paid-in Capital Contribution (but not including any Capital Contribution of any prior Partner), less the aggregate amount of cash distributions, if any, made to such Partner hereunder.

	"Notice" means a writing containing the information required by this Agreement to be communicated to a Partner and sent by express courier, telephone facsimile transmission, or registered or certified mail, postage prepaid, return receipt requested, to such Partner at the last known address of such Partner, the date of receipt thereof (or the next business day, if the date of receipt is not a business day) (or, in the case of registered or certified mail, the date of registry thereof or the date of the certification receipt therefor, as applicable) being deemed the date of such Notice; provided, however, that any written communication containing such information sent to such Partner actually received by such Partner shall constitute Notice for all purposes of this Agreement.

	"Operating Deficit" means the amount by which the income of the Partnership from rental payments made by tenants of the Apartment Complex, and all other income of the Partnership (other than proceeds of any loans to the Partnership and investment earnings on funds on deposit in the Reserve Fund for Replacements and other such reserve or escrow funds or accounts) for a particular period of time, is exceeded by the sum of all the operating expenses, including all debt service payments, operating and maintenance expenses, deposits into the Reserve Fund for Replacements, any Lender fee payments and all other Partnership obligations or expenditures, excluding payments for construction of the Apartment Complex and fees and other expenses and obligations of the Partnership to be paid from the Capital Contributions of the Investment Partnership to the Partnership pursuant to this Agreement, during the same period of time.

	"Operating Guaranty Period" means the period beginning with the date upon which the Final Closing occurs and ending on the date which is five (5) years from and after the date upon which Rental Achievement occurs.

	"Operating Reserve Account" means the operating reserve account with respect to the Apartment Complex as is described in Section 8.18(b) of this Agreement.

	"Partner" means any General Partner and any Limited
Partner.

	"Partnership" means Fort Bend NHC, L.P.

	"Partnership Agreement" means this Amended and Restated
Agreement of Limited Partnership, as amended from time to time.

	"Partnership Management Fee" means the fee payable by the Partnership to FBNH and to HRI pursuant to Section 8.11 of this Agreement.

	"Percentage Interest" means the percentage Interest of each Partner as set forth in Section 5.01.

	"Person" means any individual, partnership, corporation, trust, limited liability company or other entity.

	"Project Documents" means and includes the Construction Mortgage, the Mortgage, the Extended Use Agreement, the Management Agreement, and all other instruments delivered to (or required by) the Construction Lender, the Lender or the Agency, and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

	"Projected Credit" means Low-Income Housing Tax Credits in the amount of $340,387 for 1999, $547,225 per year for each of the years 2000 through 2008 and $206,838 for 2009, which the General Partners have projected to be the total amount of the Tax Credits which will be allocated to the Investment Partnership by the Partnership, constituting ninety-nine and nine tenths per cent (99.9%) of the Tax Credits which are projected to be available to the Partnership; provided, however, that if the Actual Credit for 1999 is greater than (or less than) $340,387, the Projected Credit for the year
2009 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1999 exceeds (is less than) $340,387.

	"Rental Achievement" means the date upon which, the average Debt Service Coverage Ratio for six (6) consecutive full calendar months subsequent to the Final Closing is at least 1.15 to 1.00.

	"Rent Restriction Test" means the test pursuant to
Section 42(g) of the Code whereby the gross rent charged to tenants of the low-income units in the Apartment Complex cannot exceed 30% of the qualifying income levels of those units.

	"Reserve Fund for Replacements" means the reserve fund for replacements with respect to the Apartment Complex as is described in Section 8.18(a) of this Agreement.

	"Revenues" means all cash receipts of the Partnership during any period, except for Capital Contributions, proceeds from the liquidation, sale or refinancing of Partnership property or of a Capital Transaction, or the proceeds of any loan to the Partnership.

	"Special Limited Partner" means BCTC 94.

	"State" means the State of Texas.

	"State Designation" means, with respect to the Apartment
Complex, the allocation by the Agency of Low-Income Housing
Tax Credits, as evidenced by the receipt by the Partnership of IRS Form 8609s executed by the Agency as to each of the buildings constituting the Apartment Complex.

	"Subordinated Loan" means any loan made by the General
Partners to the Partnership pursuant to Section 8.17.

	"Substantial Completion" means the date that the Partnership receives certificates of substantial completion issued by the inspecting architect, and all necessary permanent certificates of occupancy from the applicable governmental jurisdiction(s) or authority(ies), in each case for one hundred per cent (100%) of the apartment units in the Apartment Complex.

	"Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03.

	"Surplus Cash" means any cash from all sources remaining at the end of an annual fiscal period (i) after the payment
(on a thirty day current basis) of (a) all sums due or currently required to be paid under the terms of the Mortgage Loan, (b) any amounts required to be deposited in the Reserve Fund for Replacements, and (c) all obligations of the Apartment Complex, including operating expenses and escrow deposits for taxes and insurance, other than the Mortgage
Loan; and (ii) after the segregation of (a) an amount equal to the aggregate of all special funds required to be maintained by the Apartment Complex, and (b) all tenant security deposits held, together with accrued interest thereon payable to the tenant pursuant to the laws of the State.

	"Tax Credit" means the Low-Income Housing Tax Credit.

ARTICLE III  TC "ARTICLE III" \f C \l "1"  .
PURPOSE AND BUSINESS OF THE PARTNERSHIP  TC "PURPOSE AND
BUSINESS OF THE PARTNERSHIP" \f C \l "1"

	3.01.  	Purpose of the Partnership  TC "3.01.  	Purpose
of the Partnership" \f C \l "2" . The Partnership has been organized exclusively to acquire the Land, and to develop, finance, construct, own, maintain, operate and sell or otherwise dispose of the Apartment Complex, in order to obtain long-term appreciation, cash income, Tax Credits and tax losses.

	3.02.  	Authority of the Partnership  TC "3.02.
	Authority of the Partnership" \f C \l "2" . In order to carry out its purpose, the Partnership is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Partnership, including but not limited to the following:

		(a)	acquire ownership of the Land;

		(b)	construct, operate, maintain, improve, buy,
own, sell, convey, assign, mortgage, rent or lease any real estate and any personal property necessary to the operation of the Apartment Complex;

(c)	provide housing, subject to the Minimum Set-
Aside Test and the Rent Restriction Test and consistent with the requirements of the Extended Use Agreement and the other Project Documents, so long as the Extended Use
Agreement and the other Project Documents, as applicable, remain(s) in force;

(d)	enter into any kind of activity, and perform
and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership;

(e)	borrow money and issue evidences of
indebtedness in furtherance of the Partnership business and secure any such indebtedness by mortgage, pledge, or other lien, provided, however, that the Mortgage Loan and any evidences of indebtedness thereof and any documents amending, modifying or replacing it, shall have the legal effect that the Partnership and the Partners shall have no personal liability for the repayment of the principal of or payment of interest on the Mortgage Loan or other such indebtedness, and that the sole recourse of any lender with respect to the principal thereof and interest thereon shall be to the property securing the Mortgage
Loan or other such indebtedness; except that the Partnership and any Partner shall be personally responsible (i) for funds or property of the Apartment
Complex coming into such party's hands, which, by the terms of the Project Documents it is not entitled to retain, and (ii) for such party's own acts and deeds, or the acts and deeds of others which it has authorized, in violation of the provisions of the Project Documents;

(f)	maintain and operate the Apartment Complex,
including hiring the Management Agent (which Management
Agent may be any of the Partners or an Affiliate thereof) and entering into any agreement for the management of the Apartment Complex during its rent-up and after its rent-up period;

(g)	subject to the approval of the Agency and/or
the Lender, if required, and to other limitations expressly set forth elsewhere in this Agreement, negotiate for and conclude agreements for the sale, exchange, lease or other disposition of all or substantially all of the property of the Partnership, or for the refinancing of any mortgage loan on the property of the Partnership;

(h)	enter into the Extended Use Agreement with the
Agency, providing for regulations with respect to rents, profits, dividends and the disposition of property;

(i)	 rent dwelling units in the Apartment Complex
from time to time, in accordance with the provisions of the Code applicable to Low-Income Housing Tax Credits and in accordance with applicable federal, state and local regulations, collecting the rents therefrom, paying the expenses incurred in connection with the Apartment
Complex, and distributing the net proceeds to the Partners, subject to any requirements which may be imposed by the Extended Use Agreement; and

(j)	do any and all other acts and things necessary
or proper in furtherance of the Partnership business.

ARTICLE IV.  TC "ARTICLE IV." \f C \l "1"
REPRESENTATIONS, WARRANTIES AND COVENANTS;
DUTIES AND OBLIGATIONS  TC "REPRESENTATIONS, WARRANTIES AND
COVENANTS; DUTIES AND OBLIGATIONS" \f C \l "1"

	4.01. Representations, Warranties and Covenants Relating to the Apartment Complex and the Partnership TC "4.01.
Representations, Warranties and Covenants Relating to the
Apartment Complex and the Partnership" \f C \l "2" . As of the Admission Date, the General Partners hereby represent, warrant and covenant to the Partnership and to the Partners that:

		(a)	the construction and development of the
Apartment Complex has been undertaken and shall be completed in a timely and workmanlike manner in accordance with (i) all applicable requirements of the Construction Loan and the Mortgage Loan, (ii) all applicable requirements of all appropriate governmental entities, the violation of which would have, or would be likely to have, a material adverse effect on the Apartment Complex or the Partnership, and (iii) the plans and specifications of the Apartment Complex that have been or shall be hereafter approved by the Construction Lender and any applicable governmental entities, as such plans and specifications may be changed from time to time with the approval of the Construction Lender and any applicable governmental entities, if such approval shall be required;

		(b)	to the best of their knowledge after due
inquiry, at the time of commencement of construction, at the Initial Closing and on the Admission Date, the Land was, is and will be properly zoned for the Apartment Complex, they have obtained all consents, permissions and licenses required by all applicable governmental entities, and the Apartment Complex conforms and will conform to all applicable federal, state and local land use, zoning, environmental and other governmental laws and regulations, the violation of which would have, or would be likely to have, a material adverse effect on the Apartment Complex or the Partnership;

		(c)	all appropriate public utilities, including
sanitary and storm sewers, water, gas and electricity, are or will be available and will be operating properly for all units in the Apartment Complex at the time of first occupancy of such units;

		(d)	at the Initial Closing and at the Admission
Date, good and marketable fee simple title to the Apartment
Complex was, is and will be held by the Partnership, and title insurance policies acceptable to the Construction Lender, in the amount of the replacement cost of the Apartment Complex, which amount shall not be less than the aggregate of the principal amount of the Mortgage Loan and the Capital
Contributions of the Partners (as to the Partnership) and the principal amount of the Construction Loan (as to the Lender), in favor of the Partnership and the Construction Lender, respectively, will be or were issued at or prior to the Admission Date or the Initial Closing, as applicable, and shall remain in full force and effect, subject only to such easements, covenants, restrictions and such other exceptions which are acceptable to the Construction Lender and the Special Limited Partner; at the Final Closing, a title insurance policy or endorsement thereto, acceptable to the Lender, in the principal amount of the Mortgage Loan, shall be issued in favor of the Lender;

		(e)	at and after the Final Closing, there is and
shall be no direct or indirect personal liability of the Partnership or of any of the Partners for the repayment of the principal of or payment of interest on the Mortgage Loan, and the sole recourse of the Lender under the Mortgage Loan, with respect to the principal thereof and interest thereon, shall be to the property securing the indebtedness;

			the Partners hereby acknowledge and agree that under the circumstances and to the extent provided for in the provisions of the Project Documents which have been approved by the Investment Partnership, the Partnership and any Partner may be liable for some acts and shall be personally responsible for such party's own fraudulent acts and deeds, or the acts and deeds of others which it has authorized, in violation of the provisions of the Project Documents;

		(f) 	they are not aware of any default under any
agreement, contract, lease, or other commitment, or of any claim, demand, litigation, proceedings or governmental investigation pending or threatened against any of them, the Apartment Complex or the Partnership, or related to the business or assets of the Partnership or of the Apartment
Complex, which claim, demand, litigation, proceeding or governmental investigation could result in any judgment, order, decree, or settlement which would materially and adversely affect the business or assets of the Partnership or of the Apartment Complex;

		(g) 	other than as previously disclosed to the
Investment Partnership, neither they nor any Affiliate of any of them nor the Partnership, have entered, or shall enter, into any agreement or contract for the payment of any Mortgage Loan discounts, additional interest, yield maintenance or other interest charges or financing fees or any agreement providing for the guarantee of payment of any such interest charges or financing fees relating to the Mortgage Loan; in no event will it or the Partnership enter into any such agreement or guaranty of any kind whatsoever (such as an escrow arrangement or letter of credit arrangement) which would subject the Partnership or any of the Partners to personal liability as to the Mortgage Loan;

		(h)	to the best of their knowledge after due
inquiry, the execution of this Agreement, the incurrence of the obligations set forth in this Agreement, and the consummation of the transactions contemplated by this Agreement do not violate any provision of law, any order, judgment or decree of any court binding on the Partnership or it or its Affiliates, any provision of any indenture, agreement, or other instrument to which the Partnership or they are a party or by which the Partnership or the Apartment Complex is affected, and is not in conflict with, and will not result in a breach of or constitute a default under any such indenture, agreement, or other instrument or result in creating or imposing any lien, charge, or encumbrance of any nature whatsoever upon the Apartment Complex;

		(i)	the Construction Contract has been entered into
between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than the amounts set forth in the Construction Contract or as evidenced by change orders approved by the Lender, and as otherwise disclosed in writing to and approved by the Special
Limited Partner;

		(j)	they shall cause all completion assurance
requirements of the Construction Lender to be satisfied by them and/or the Contractor;

		(k)	they shall cause the following insurance
coverages insuring the Partnership and covering the Land and the Apartment Complex, to be established and maintained in full force and effect during the term of the Partnership, except as otherwise provided below:

	(i)	at the Initial Closing; (A) a builder's
risk policy, on a completed value form based on the full replacement cost of the Apartment Complex with a maximum deductible of $10,000; and (B) public and general liability insurance (on the "Commercial
General Liability" form) with limits of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, on an occurrence basis form, with not less than $4,000,000 per occurrence umbrella coverage;

	(ii)	during construction and upon completion of
the Apartment Complex, hail, wind or hurricane insurance coverage;

	(iii)	upon completion of the Apartment
Complex and at the time of the initial occupancy:
(A) all risks insurance (including ordinance or law coverage) for the full replacement value of the Apartment Complex (excluding the value of the Land, site utilities, landscaping and foundations); such all risks coverage shall replace the builder's risk policy described in (i)(A) above and shall have a maximum deductible of $10,000; (B) business interruption/loss of rents insurance, in an amount equal to not less than nine (9) months' scheduled rents as to the Apartment Complex; (C) boiler and machinery coverage of $2,000,000 or the insurable value of the improvements, whichever is lesser; (D) motor vehicle liability insurance (covering non-owned and hired automobile, as well as any owned vehicles) with a limit of not less than $1,000,000 liability coverage per occurrence for bodily injury and not less than $250,000 for property damage; (E) worker's compensation insurance in accordance with state statute; and (F) crime and dishonesty insurance coverage with respect to any employee of the Partnership or the Management Agent as required by state statute;

	(iv)	at all times, in addition to and not in
substitution of any of the coverages provided for in
(i), (ii) and (iii) above, all such other or additional coverages as shall be required by the Lender; all of the aforesaid insurance policies shall be: (x) with insurers, and on terms and conditions, satisfactory to the Lender, and to the Investment Partnership; and (y) paid for out of assets of the Partnership; and

	(v)	The Investment Partnership will be named
as an additional insured and certificate holder with respect to each above-described insurance policy, and such insurance shall not be subject to cancellation without thirty (30) days prior written notice to the Investment Partnership; each insurance policy hereunder shall be from an insurance company rated A+ (Superior) or higher by A.M. Best, and certificates of insurance on Accord 27 must be provided to the Investment Partnership annually.

		(l)	neither they  on behalf of the Partnership, nor
the Partnership, has incurred any financial responsibility with respect to the Apartment Complex prior to the date of execution of this Agreement, other than that disclosed to the Investment Partnership or obligations which will be fully satisfied at or prior to the Initial Closing;

		(m)	at the Admission Date, at the Initial Closing
and at the Final Closing, the Partnership was, is and will continue to be a valid limited partnership, duly organized under the laws of the Commonwealth of Virginia and duly authorized by the State of Texas to transact business therein, had, has and shall continue to have full power and authority to acquire the Land and the Apartment Complex, and to develop, construct, operate and maintain the Apartment Complex in accordance with the terms of this Agreement, and has taken and shall continue to take all action under the laws of the State and any other applicable jurisdiction that is necessary to protect the limited liability of the Limited Partners and to enable the Partnership to engage in its business;

		(n)	no restrictions on the sale or refinancing of
the Apartment Complex, other than the restrictions to be set forth in the Extended Use Agreement, and the limitations applicable under the Low-Income Housing Tax Credit program pursuant to Section 42 of the Code, exist as of the date hereof, and no such restrictions shall, at any time while the Investment Partnership is a Limited Partner, be placed upon the sale or refinancing of the Apartment Complex;

		(o)	the Apartment Complex is being developed in a
manner which satisfies, and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Low-Income Housing Tax
Credits under Section 42 of the Code;

		(p)	the Projected Credits applicable to the
Apartment Complex are as set forth in the definition of the term "Projected Credit";

		(q)	to the best of their knowledge after due
inquiry, no event of Bankruptcy has occurred with respect to either of the General Partners, any of the Guarantors or any of their respective Affiliates;

		(r)	no event has occurred which has caused, and the
General Partners have not acted in any manner which will cause: (i) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation,
(ii) the Partnership to fail to qualify as a limited partnership under the Act, or (iii) the Investment Partnership to be liable for Partnership obligations; and

		(s)	they have not sold, transferred, assigned or
pledged the Limited Partnership Interests to any other
Person(s), and it is under no obligation or agreement to sell, transfer, assign or pledge such Limited Partnership Interests to any Persons except BCTC IV or BCTC 94.

	4.02. Duties and Obligations Relating to the Apartment Complex and the Partnership TC "4.02. Duties and Obligations Relating to the Apartment Complex and the Partnership" \f C \l "2" . The General Partners shall have the following duties and obligations with respect to the Apartment Complex and the
Partnership:

		(a)	they shall use their best efforts to ensure
that all requirements shall be met which are necessary to obtain or achieve (i) compliance with the Minimum Set-Aside
Test, the Rent Restriction Test, and any other requirements necessary for the Apartment Complex to initially qualify, and to continue to qualify, for Tax Credits, including all requirements set forth in the Extended Use Agreement,
(ii) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Apartment
Complex, (iii) Initial Closing and Final Closing,
(iv) compliance with obligations arising from representations made in the Tax Credit application, including (A) reserving 18 units for handicapped or developmentally disabled households;
and (B) reserving 34 units for households earning no more than 50% of area median gross income; and (C) providing supportive services to tenants through local tax-exempt organizations;
and (v) compliance with all provisions of the Project
Documents;

		(b)	while conducting the business of the
Partnership, they shall not act in any manner which they know or should have known after due inquiry will (i) cause the termination of the Partnership for federal income tax purposes without the Consent of BCTC 94, or (ii) cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation;

		(c)	the Apartment Complex shall be managed upon
Substantial Completion so that (i) no less than eighty per cent (80%) of the gross income from the Apartment Complex in every year is rental income from dwelling units in the Apartment Complex used to provide living accommodations not on a transient basis, and (ii) the rental of all units in the Apartment Complex comply with the tenant income limitations and other restrictions under the Rent Restriction Test and as set forth in the Extended Use Agreement;

		(d)	they shall exercise good faith in all
activities relating to the conduct of the business of the Partnership, including the development, operation and maintenance of the Apartment Complex, and they shall take no action with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership;

		(e)	all of (i) the fixtures, maintenance supplies,
tools, equipment and the like now and to be owned by the Partnership or to be appurtenant to, or to be used in the operation of the Apartment Complex, as well as (ii) the rents, revenues and profits earned from the operation of the Apartment Complex, will be free and clear of all security interests and encumbrances except for the Construction Loan and the Construction Mortgage, or the Mortgage Loan and the Mortgage, and any additional security agreements executed in connection therewith;

		(f)	they will execute on behalf of the Partnership
all documents necessary to elect, pursuant to Sections 732, 743 and 754 of the Code, to adjust the basis of the Partnership's property upon the request of BCTC 94, if, in the opinion of BCTC 94, such election would be advantageous to the Investment Partnership;

		(g)	they guaranty the payment by the Partnership of
the Development Fee pursuant to the terms of Section 8.10; and

		(h)	they shall, during and after the period in
which they are a Partner, provide the Partnership with such information and sign such documents as are necessary for the Partnership to make timely, accurate and complete submissions of federal and state income tax returns; and

		(i)	they shall cause the Partnership to obtain,
within sixty (60) days after the occurrence of Substantial
Completion: (i) an up-to-date Phase I environmental survey with respect to the Land; and (ii) such further environmental reports or analyses as may be necessary or appropriate to address any environmental matters disclosed by the Phase I survey (the survey, reports and analyses described in clauses
(i) and (ii) above are hereinafter referred to collectively as the "Updated Environmental Report"); preparation of the Updated Environmental Report shall be an expense of the Partnership, and a copy thereof shall be furnished promptly to BCTC 94.

ARTICLE V.  TC "ARTICLE V." \f C \l "1"
PARTNERS, PARTNERSHIP INTERESTS AND OBLIGATIONS
 OF THE PARTNERSHIP  TC "PARTNERS, PARTNERSHIP INTERESTS AND
OBLIGATIONS OF THE PARTNERSHIP" \f C \l "1"

	5.01.	Partners, Capital Contributions and Partnership
Interests  TC "5.01.	Partners, Capital Contributions and
Partnership Interests" \f C \l "2"  .

		(a)	The General Partners, their principal addresses
or places of business, their Capital Contributions and Percentage Interests are as follows:

	Fort Bend National Housing, L.L.C.	$   	49
	0.49%
	c/o National Housing Corporation
	208 Golden Oak Court, Suite 450
	Virginia Beach, Virginia 23452

		Helfant Realty, Inc.				$	51
	0.51%
		3300 Virginia Beach Boulevard
		Virginia Beach, Virginia 23452

		(b)	(i)	The Limited Partner, its principal office
or place of business, its Capital Contributions and its Percentage Interest are as follows:

	Boston Capital Tax
98.99%
	  Credit Fund IV L.P.	$3, 940,022, as more
		specifically set forth
	c/o Boston Capital Partners, Inc.	in
subparagraph (c)
	One Boston Place, 21st Floor 	immediately below
		Boston, Massachusetts 02108

			(ii)	The Special Limited Partner, its principal
office or place of business, its Capital Contribution and its Percentage Interest are as follows:

	BCTC 94, Inc.	$	10.00
	0.01%
		c/o Boston Capital Partners, Inc.
		One Boston Place, 21st Floor
		Boston,  MA 02108

		(c)	Subject to the provisions of this Agreement,
including without limitation, the provisions of Sections
5.01(d), 5.01(e) and 5.03, the Investment Partnership shall be obligated to make Capital Contributions to the Partnership in the aggregate amount of $3,940,022, in four installments (the
"Installments"), which Installments shall be due and payable in cash by the Investment Partnership, solely from Capital
Contributions of its investor limited partners to the Investment Partnership, as follows:

	(i)	$100 upon the latest to occur of (A) the
Admission Date, or (B) receipt by BCTC 94 of the Mortgage Loan Commitment, or (C) receipt by BCTC 94 of the legal opinion provided for in Section 5.04(a) of this Agreement, or (D) the making by BCTC IV to the Partnership of the BCTC IV Loan (the "First Installment");

	(ii)	$1,477,459 (plus an amount equal to all
interest accrued on the BCTC IV Loan through the date on which the Second Installment is made) upon the later of (A) the Initial Closing, or (B) issuance to the Partnership of all required and necessary building permits as to the Apartment Complex by the appropriate governmental instrumentality(ies), and receipt by BCTC 94 of copies thereof, or (C) repayment by the Partnership of $1,477,459 of the principal balance of the BCTC IV Loan and all interest accrued thereon to date (it being understood that this principal amount is to be repaid from the proceeds of the Second Installment (the "Second Installment");

	(iii)	$1,871,460 (plus an amount equal to all
accrued and previously unpaid interest on the BCTC IV Loan) upon the latest to occur of (A) Substantial Completion, or
(B) receipt by BCTC 94 of a certification by the Accountants of the construction and development costs of the Apartment Complex and the Eligible Basis of the Apartment Complex for purposes of Tax Credits ("Cost Certification"), or
(C) repayment by the Partnership of the entire outstanding balance of principal and interest on the BCTC IV Loan (it being understood that the principal of the BCTC IV Loan is to be repaid by the Partnership from the proceeds of this Third Installment), or (D) receipt by BCTC 94 of reports of radon tests as to the Land which reports are acceptable to BCTC 94 in the exercise of its reasonable judgment, or
(E) satisfaction of all of the conditions to payment of the Second Installment (the Third Installment"); and

	(iv)	$591,003 upon the latest to occur of
(A) the Initial 100% Occupancy Date, or (B) the occurrence of Rental Achievement, or (C) the Final Closing, or (D) receipt by BCTC 94 of the legal opinion provided for in
Section 5.04(b) of this Agreement, or (E) achievement of State Designation, or (F) satisfaction of all conditions to the payment of the First Installment, the Second Installment, and the Third Installment (the "Fourth Installment").

	As an additional condition precedent to each payment set forth above other than the First Installment, the General Partners shall, not less than ten (10) days prior to the time any Installment is due, give BCTC 94 Notice in the form of a written certification (the "Payment Certificate") that:
[A] the representations, warranties and covenants given by the General Partners in Section 4.01(a) are valid and accurate, where still applicable, with respect to the General Partner, the Partnership and/or the Apartment Complex, as of the date of such certificate, and [B] to the best of its knowledge, after due inquiry, no condition exists which would, pursuant to Section 5.03, entitle the Investment Partnership to withhold the payment of such Installment. Based upon the giving of such Payment Certificate, such Installment shall be made on the due date therefor, or if such Payment Certificate is not timely given, then within fourteen (14) days after receipt of such Payment Certificate.

		(d)	(i)	Upon the occurrence of Cost Certification
and State Designation, if ninety-nine and nine tenths per cent
(99.9%) of the aggregate amount of Tax Credits: (A) for which the Partnership would be eligible with respect to the Apartment Complex based upon the Cost Certification, and/or
(B) allocated by the Agency with respect to the Apartment
Complex, is less than the aggregate amount of the Projected
Credits (the "Allocation Differential"), then unless such reduction is a result of a transfer by the Investment
Partnership of its interest, the Capital Contributions

of the Investment Partnership shall be reduced by the "Adjustment Amount". The Adjustment Amount shall be equal to the Allocation Differential multiplied by seventy-four and fifteen one-hundredths per cent (74.15%). Any such reduction in Capital Contributions shall be applied to reduce the Second Installment, the Third Installment, or the Fourth Installment, as applicable. In the event that there is a reduction in Capital Contributions equal to the Adjustment Amount, then the amount of the Projected Credits shall be reduced to reflect the Allocation Differential, and thereafter shall be referred to as the "Revised Projected Credits".

			(ii)	If at any time the Accountants determine
that, for any fiscal year or portion thereof during the Partnership's operation, and ending on the date five (5) years from and after the date of Substantial Completion (the
"Reduction Period"), the Actual Credit for such fiscal year or portion thereof is less than the Projected Credit, or the Revised Projected Credit, if applicable, applicable to such fiscal year or portion thereof, then (unless such reduction is a result of the transfer by the Investment Partnership of its Interest) the Capital Contribution of the Investment
Partnership shall be reduced by the Reduction Amount.  The
"Reduction Amount" shall be equal to the sum of (A) the difference between the Projected Credit, or the Revised
Projected Credit, if applicable, and the Actual Credit multiplied by eighty per cent (80%), and (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Partnership (assuming pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year. Any reduction in Capital Contribution shall first be applied to reduce the Installment next due to be paid by the Investment Partnership, and any portion of such reduction in excess of such Installment shall be applied to reduce succeeding
Installments. If no further Installments are due to be paid, then the entire amount of such reduction shall be repaid by the Partnership to the Investment Partnership promptly after demand is made therefor. In the event that State Designation occurs in a year in which a Credit Shortfall occurs pursuant to this Section 5.01(d)(ii), the Adjustment Amount pursuant to
Section 5.01(d)(i) shall be taken into account prior to any reductions are made pursuant to this Section 5.01(d)(ii).

			(iii)	In the event that, for any reason, at
any time after the Reduction Period, the amount of the Actual
Credit shall be less than the Projected Credit (or the Revised
Projected Credit, if applicable) with respect to any fiscal year during the Partnership's operation by an amount which is greater than five per cent (5%) of such applicable Projected
Credit (or the applicable Revised Projected Credit, if applicable) (such difference being hereinafter referred to as a "Credit Shortfall") (unless such reduction is a result of the transfer by the Investment Partnership of its Interest), the Investment Partnership shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year, in an amount equal to the sum of (A) the Credit Shortfall for such year plus (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Partnership (assuming pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year.
Credit Recovery Loans shall be deemed to bear simple (not compounded) interest, from the respective dates on which such principal advances are deemed to have been made under this
Section 5.01(d)(iii) at 9% per annum. Credit Recovery Loans shall be repayable by the Partnership as provided in Section
11.04(c).

			(iv)	In the event that the amount of the Actual
Credit for 1999 is greater than the Projected Credit for 1999, the Capital Contribution of the Investment Partnership shall be increased by an amount equal to seventy per cent (70%) of the amount by which the Actual Credit for 1999 exceeds the Projected Credit for 1999 (but not in excess of $50,000) (the
"Additional Capital Contribution").  Any such Additional
Capital Contribution shall be due and payable by the Investment Partnership within thirty (30) days of its receipt of Notice thereof (together with appropriate supporting documentation).

	(v)	In the event that, as a result of an
increase in the Qualified Basis and the Eligible Basis of the Apartment Complex for purposes of Tax Credits (which increase is verified by the Accountants to the reasonable satisfaction of the Investment Partnership), the Partnership receives a duly-authorized, valid and binding allocation, from the Agency, of an additional amount of Tax Credits with respect to the Apartment Complex (the "Additional Credits"), the Investment Partnership agrees that it will either, in its sole and absolute discretion: (A) make additional Capital Contributions to the Partnership in an amount determined on the same terms and conditions as are applicable to the investment being made by the Investment Partnership pursuant to this Agreement, applied to the increase in the amount of the Projected Low-Income Tax Credit resulting from the Additional Credits (the "Additional Capital Contributions"); or (B) reduce its allocation of profits, losses and credits from the Partnership, pursuant to Section 11.01(a), to such percentage as shall permit it to realize its proportionate share of the full amount of the Projected Credit, but no portion of the Additional Credits. Any Additional Capital Contributions payable as aforesaid shall be included ratably over the remaining Installments due to be paid by the Investment Partnership, unless otherwise determined by the Investment Partnership in its sole discretion; provided, however, that if no further Installments remain to be paid, then the entire amount of such Additional Capital Contributions shall be paid by the Investment Partnership to the Partnership within thirty (30) days after the determination of the amount thereof by the Investment Partnership as aforesaid. The General Partners agree that, in the situation described above in this Section 5.01(d)(v), it shall pay all costs associated with the preparation of documents necessary or desirable to implement the foregoing provisions of this Section 5.01(d)(v), including the reasonable fees and expenses of Peabody & Brown, as counsel to the Investment Partnership.

		(e)	Without the Consent of all of the Partners, no
additional Persons may be admitted as additional Limited
Partners and Capital Contributions may be accepted only as and to the extent expressly provided for in this Article V.

	5.02. Return of Capital Contribution TC "5.02. Return of Capital Contribution" \f C \l "2" . Except as provided in this Agreement, no Partner shall be entitled to demand or receive the return of its Capital Contribution.

	5.03. Withholding of Capital Contributions Upon Default TC "5.03. Withholding of Capital Contributions Upon Default"
\f C \l "2" . In the event that: (a) the General Partners or any successor General Partners shall not have substantially complied with any material provisions under this Agreement, after Notice from BCTC 94 of such noncompliance and failure to cure such noncompliance within a period of thirty (30) days
(or such longer period of time as shall be reasonably necessary to effect such cure, if such cure cannot be effected within thirty (30) days and the General Partners are diligently pursuing such cure) from and after the date of such Notice, or (b) the Construction Lender or the Lender shall have declared the Partnership to be in default under the Construction Loan or the Mortgage Loan, as applicable, or
(c) foreclosure proceedings shall have been commenced against the Apartment Complex, then the Partnership and the General Partners shall be in default of this Agreement, and the Investment Partnership, at its sole election and upon written Notice to the General Partners, may withhold payment of any Installment otherwise payable to the Partnership.

	All amounts so withheld by the Investment Partnership under this Section 5.03 shall be promptly released to the Partnership only after the General Partners or the Partnership have cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to BCTC 94.

	5.04. Legal Opinions TC "5.04. Legal Opinions" \f C \l "2" . (a) As a condition precedent to payment of the First Installment, the Investment Partnership shall have received the opinions of Hawkins, Delafield & Wood, of Washington,
D.C., and Michael Pruitt, Esquire, of Houston, Texas, special counsel to the Partnership, the General Partners, the Developer and the Guarantors, which opinions shall explicitly state that Peabody & Brown, of Washington, D.C., counsel to the Investment Partnership, may explicitly rely upon them, that:

	(i)	the Partnership is a duly formed and validly
existing limited partnership under the Act, is duly authorized to do business in the State, and the Partnership has full power and authority to own and operate the Apartment Complex and to conduct its business hereunder; the Investment Partnership has been validly admitted as a Limited Partner of the Partnership entitled to all the benefits of a Limited Partner under this Agreement, and the Interest of the Investment Partnership in the Partnership is the Interest of a limited partner with no personal liability for the obligations of the Partnership;

	(ii)	HRI, FBNH and NHDC each is duly and validly
organized; HRI and NHDC each is validly existing in good standing as a corporation and FBNH is validly existing in good standing as a limited liability company, all under the laws of the Commonwealth of Virginia; and HRI, FBNH and NHDC each is duly authorized to do business in the State, with full power and authority to enter into and perform its respective obligations hereunder;

	(iii)	each of the Guarantors:  (A) is an individual
resident of the Commonwealth of Virginia, (B) is not a minor,
(C) has not been judicially declared incompetent, and (D) has the full power and authority to enter into and perform his respective obligations hereunder;

	(iv)	execution of this Agreement by the General
Partners, by the Developer and by each of the Guarantors has been duly and validly authorized by or on behalf of each of them and, having been executed and delivered in accordance with its terms, this Agreement constitutes the valid and binding agreement of the General Partners, the Developer and each of the Guarantors, enforceable in accordance with its terms;

	(v)	based solely on the owner's title insurance
policy issued to the Partnership as to the Apartment Complex and referred to in Section 4.01(d) (the "Title Policy") and the certification of the General Partners attached to counsel's opinion, none of the liens, charges, easements, restrictions and encumbrances as are set forth in the Title Policy materially interfere with or adversely affect the development or operation of the Apartment Complex;

	(vi)	to the best of their knowledge, there are no
defaults existing with respect to any of the Project
Documents; and

	(vii)	to the best of their knowledge, no event of
Bankruptcy has occurred with respect to the Partnership, either of the General Partners, the Developer or any of the Guarantors.

	(b)	As a condition precedent to payment of the Third
Installment, the Investment Partnership shall have received the opinions of Hawkins, Delafield & Wood, of Washington,
D.C., and Michael Pruitt, Esquire, of Houston, Texas, special counsel to the Partnership, the Developer and the Guarantors, which opinions shall explicitly state that Peabody & Brown, of Washington, D.C., counsel to the Investment Partnership, may explicitly rely upon them, that:

	(i)	there is no direct or indirect personal
liability of the Partnership or of any of the Partners for the repayment of the principal of and payment of interest on the Mortgage Loan, and the sole recourse of the Lender under the Mortgage Loan, with respect to the principal thereof and interest thereon, shall be to the property securing the indebtedness;

	(ii)	none of the liens, charges, easements,
restrictions and encumbrances as are set forth in the title insurance policy issued to the Partnership as to the Apartment
Complex materially interfere with or adversely affect the development or operation of the Apartment Complex;

	(iii)	to the best of their knowledge, there are no
defaults existing with respect to any of the Project
Documents; and

	(iv)	to the best of their knowledge, no event of
Bankruptcy has occurred with respect to the Partnership, either of the General Partners, the Developer or any of the Guarantors.

	5.05.  Repurchase Obligation  TC "5.05.  Repurchase
Obligation" \f C \l "2"  .

		(a)	If (i) the Partnership has not received State
Designation effective as of the year that the Apartment
Complex is placed in service; (ii) Substantial Completion has not occurred by December 31, 1999; (iii) Final Closing has not occurred by the maturity date of the Construction Loan;
(iv) the Partnership fails to meet the Minimum Set-Aside Test and the Rent Restriction Test by the end of the first year of the Credit Period, or at any time prior to the date which is five (5) years from and after the date upon which the Partnership initially met the Minimum Set-Aside Test and the Rent Restriction Test, and such failure is not cured within any applicable cure period; or (v) an event of default described in Section 5.03(c) shall exist, then the General
Partners shall, within 15 days of the occurrence thereof, send to the Investment Partnership Notice of such event and of its obligation to purchase the Interest of the Investment
Partnership hereunder and return to the Investment Partnership the Invested Amount in the event the Investment Partnership in its sole discretion requires such purchase of its Interest.
Thereafter, the General Partner, within 30 days of the mailing date of Notice by the Investment Partnership of such election, shall acquire the entire Interest of the Investment
Partnership in the Partnership by making payment to the Investment Partnership, in cash, of an amount equal to the Invested Amount.

		(b)	Upon receipt by the Investment Partnership of
any such payment of the Invested Amount, the Interest of the Investment Partnership shall terminate, and the General
Partners shall indemnify and hold harmless the Investment
Partnership from any losses, damages, and/or liabilities to which the Investment Partnership (as a result of its participation hereunder) may be subject.

	5.06. Asset Management Fee TC "5.06. Asset Management Fee" \f C \l "2" . The Partnership shall pay to Boston Capital, or an affiliate thereof, an Asset Management Fee in the amount of $5,000 per annum commencing in 1999 for its services in assisting with the preparation of the reports required pursuant to Section 13.04. The Asset Management Fee shall be payable from first available Cash Flow and as provided in Section 11.01(a); provided, however, that if in any fiscal year commencing with 1999, Cash Flow is insufficient to pay the full amount of the Asset Management
Fee, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow, or from the proceeds of a Capital Transaction, as provided in Sections 11.01 and 11.04.

	5.07.	BCTC IV Loan.  TC "5.07.	BCTC IV Loan" \f C \l
"2"    Upon the occurrence of the Admission Date, BCTC IV
shall make the BCTC IV Loan to the Partnership in the principal amount of $2,954,917. Concurrently with the making of the Second Installment by the Investment Partnership, the Partnership shall repay the entire outstanding balance of principal of the BCTC IV Loan from the proceeds of the Second
Installment, and the entire amount of accrued and unpaid interest on the BCTC IV Loan from funds supplied by the General Partner.

	5.08.	Default by Investment Partnership in Making
Capital Contributions.  TC "5.08.	Default by Investment
Partnership in Making Capital Contributions." \f C \l "2"
If the Investment Partnership fails to pay any Installment of its Capital Contributions, or any portion thereof, as and when due pursuant to the terms and conditions of this Agreement, the General Partners shall give Notice to the Investment Partnership that it is in default under this Agreement. If the default is not cured within a period of thirty (30) days after the receipt by the Investment Partnership of the aforesaid Notice, the General Partners shall have the option to: (a) purchase, or cause a third party to purchase, the Investment Partnership's Interest within ninety (90) days following the expiration of the aforesaid thirty (30)-day cure period, for an amount equal to the Investment Partnership's paid-in Capital Contributions (with the payment of such amount to be made upon the transfer of the Investment Partnership's Interest); or (b) reduce the Investment Partnership's Interest by an amount determined by multiplying the Interest of the Investment Partnership by a fraction, the numerator of which is one hundred fifty per cent (150%) of the amount of the Installment or portion thereof due from the Investment Partnership and then in default, and the denominator of which is the originally agreed-upon Capital Contributions of the Investment Partnership (as adjusted pursuant to the provisions of Section 5.01(d), as and to the extent applicable), and the General Partners shall thereafter be authorized to admit one or more additional limited partners for the remaining Interest(s). In the event that the General Partners shall elect to reduce the Investment Partnership's Interest as provided in clause (b) above in this Section 5.08, nothing herein shall preclude a damage remedy being available to the General Partners, with respect to the default of the Investment Partnership, in the amount of the difference, if any, between the amount of any unpaid Capital Contributions of the Investment Partnership, and the amount realized by the Partnership upon the sale by the General Partners of the Interest(s) created by such reduction in the Investment Partnership's Interest; provided, however, that the amount of such damages shall not exceed the difference between the then-current fair market value of the remaining Interest and the original agreed-upon Capital Contributions of the Investment Partnership (as adjusted pursuant to the provisions of Section 5.01(d), as and to the extent applicable); and, provided, further, that under no circumstances shall the liability of the Investment Partnership for any such default be in excess of the amount of Capital Contributions payable by the Investment Partnership to the Partnership, under the terms of this Agreement, at the time of such default.

ARTICLE VI.  TC "ARTICLE VI." \f C \l "1"
CHANGES IN PARTNERS  TC "CHANGES IN PARTNERS" \f C \l "1"

	6.01.  Withdrawal of a General Partner  TC "6.01.
Withdrawal of a General Partner" \f C \l "2"  .

		(a)	A General Partner may withdraw from the
Partnership or sell, transfer or assign his or its Interest as General Partner only with the prior Consent of BCTC 94, and of the Lender, if required, and only after being given written approval by the necessary parties as provided in Section 6.02, and by the Lender, if required, of the General Partner(s) to be substituted for him or it or to receive all or part of his or its Interest as General Partner.

		(b)	In the event that a General Partner withdraws
from the Partnership or sells, transfers or assigns his or its entire Interest pursuant to Section 6.01(a), he or it shall be and shall remain liable for all obligations and liabilities incurred by him or it as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, sale, transfer or assignment shall have become effective.

	6.02. Admission of a Successor or Additional General Partners TC "6.02. Admission of a Successor or Additional General Partners" \f C \l "2" . A Person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

		(a)	the admission of such Person shall have been
Consented to by the General Partners or its successors and by BCTC 94, and consented to, if required, by the Lender;
provided, however, that BCTC 94 hereby Consents to the designation by HRI and FBNH, at any time subsequent to State
Designation, of an additional General Partner which is an Affiliate of the Guarantors, or any of them;

		(b)	the successor or additional Person shall have
accepted and agreed to be bound by (i) all the terms and provisions of this Agreement, by executing a counterpart thereof, and (ii) all the terms and provisions of such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General
Partner, and this Agreement evidencing the admission of such Person as a General Partner shall have been filed and all other actions required by Section 1.05 in connection with such admission shall have been performed;

		(c)	if the successor or additional Person is a
corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner, to do business in the State and to be bound by the terms and provisions of this Agreement; and

		(d)	Counsel for the Partnership shall have rendered
an opinion that the admission of the successor or additional
Person is in conformity with the Act and that none of the actions taken in connection with the admission of the successor Person will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes.

	6.03.	Effect of Bankruptcy, Death, Withdrawal,
Dissolution or Incompetence of a General Partner  TC "6.03.
	Effect of Bankruptcy, Death, Withdrawal, Dissolution or
Incompetence of a General Partner" \f C \l "2"  .

		(a)	In the event of the Bankruptcy of a General
Partner or the withdrawal, death or dissolution of a General Partner or an adjudication that a General Partner is incompetent (which term shall include, but not be limited to, insanity) the business of the Partnership shall be continued by the other General Partner(s) (and the other General
Partners, by execution of this Agreement, expressly so agree to continue the business of the Partnership); provided, however, that if the withdrawn, Bankrupt, deceased, dissolved or incompetent General Partner is then the sole General
Partner, unless all remaining Partners, within ninety (90) days after receiving Notice of such Bankruptcy, withdrawal, death, dissolution or adjudication of incompetence, elects to designate a successor General Partner(s) and continue the Partnership upon the admission of such successor General
Partner(s) to the Partnership, the Partnership shall be terminated.

		(b)	Upon the Bankruptcy, death, dissolution or
adjudication of incompetence of a General Partner, such General Partner shall immediately cease to be a General
Partner and its Interest shall without further action be converted to a Limited Partner Interest; provided, however, that if such Bankrupt, dissolved, incompetent or deceased
General Partner is the sole remaining General Partner, such General Partner shall cease to be a General Partner only upon the expiration of ninety (90) days after Notice to all remaining Partners of the Bankruptcy, death, dissolution or declaration of incompetence of such General Partner; and provided further that if such Bankrupt, dissolved, incompetent or deceased General Partner is the sole remaining General
Partner, the converted Partnership Interest of such replaced General Partner shall be ratably reduced to the extent necessary to insure that the substitute General Partner(s) holds a 1% Percentage Interest (as set forth in Section 5.01) and will receive a 5% distribution pursuant to Section
11.04(g).

		Except as set forth above, such conversion of a General Partner Interest to a Limited Partner Interest shall not affect any rights, obligations or liabilities (including without limitation, any of the General Partners' obligations under Section 8.09 herein) of the Bankrupt, deceased, dissolved or incompetent General Partner existing prior to the Bankruptcy, death, dissolution or incompetence of such person as a General Partner (whether or not such rights, obligations or liabilities were known or had matured).

		(c)	If, at the time of the withdrawal, Bankruptcy,
death, dissolution or adjudication of incompetence of a General Partner, the Bankrupt, deceased, dissolved or incompetent General Partner was not the sole General Partner of the Partnership, the remaining General Partner or General
Partners shall immediately (i) give Notice to the Limited
Partners of such Bankruptcy, death, dissolution or adjudication of incompetence, and (ii) make such amendments to this Agreement and execute and file such amendments or documents or other instruments as are necessary to reflect the conversion of the Interest of the Bankrupt, deceased, dissolved or incompetent General Partner and his having ceased to be a General Partner. The remaining General Partner or General Partners are hereby granted an irrevocable power of attorney to execute any or all documents on behalf of the Partners and the Partnership and to file such documents as may be required to effectuate the provisions of this Section 6.03.


ARTICLE VII.  TC "ARTICLE VII." \f C \l "1"
ASSIGNMENT TO THE PARTNERSHIP  TC "ASSIGNMENT TO THE
PARTNERSHIP" \f C \l "1"

	HRI and FBNH hereby transfer and assign to the Partnership all of their right, title and interest in and to the Apartment Complex, including the following:

	(i)	all contracts with architects, contractors and
supervising architects with respect to the development of the Apartment Complex;

	(ii)	all plans, specifications and working drawings,
heretofore prepared or obtained in connection with the Apartment Complex and all governmental approvals obtained, including planning, zoning and building permits;

	(iii)	any and all commitments with respect to the
Construction Loan and the Mortgage Loan; and

	(iv)	any other work product related to the Apartment
Complex.


ARTICLE VIII.  TC "ARTICLE VIII." \f C \l "1"
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNERS  TC
"RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNERS" \f C
\l "1"

	8.01.  Management of the Partnership  TC "8.01.
Management of the Partnership" \f C \l "2"  .

		(a)	Except as otherwise set forth in this
Agreement, the General Partners, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes stated in Article III, shall make all decisions affecting the business of the Partnership and shall manage and control the affairs of the Partnership to the best of their abilities and use their best efforts to carry out the purpose of the Partnership. In so doing, the General Partners shall take all actions necessary or appropriate to protect the interests of the Limited Partners and of the Partnership. The General Partners shall devote such of their time as is necessary to the affairs of the Partnership.

		(b)	Except as otherwise set forth in this Agreement
and subject to the applicable Lender and/or Agency rules and regulations, the General Partners (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by law or by the other provisions of this Agreement, shall, in their sole discretion, have the full and entire right, power and authority in the management of the Partnership business to do any and all acts and things necessary, proper, convenient or advisable to effectuate the purpose of the Partnership. In furtherance and not in limitation of the foregoing provisions, the General Partners are specifically authorized and empowered to execute and deliver, on behalf of the Partnership, the Extended Use
Agreement, the Construction Mortgage and the Mortgage, and to execute any and all other instruments and documents, and amendments thereto, as shall be required in connection with the Mortgage Loan, including, but not limited to, executing any mortgage, note, contract, building loan agreement, bank resolution and signature card, release, discharge, or any other document or instrument in any way related thereto or necessary or appropriate in connection therewith. All decisions made for and on behalf of the Partnership by the General Partners shall be binding upon the Partnership. No person dealing with the General Partners shall be required to determine their authority to make any undertaking on behalf of the Partnership, nor to determine any facts or circumstances bearing upon the existence of such authority.

	8.02.  Limitations Upon the Authority of the General
Partners  TC "8.02.  Limitations Upon the Authority of the
General Partners" \f C \l "2"  .

		(a)	The General Partners shall not have any
authority to:

	(i)	perform any act in violation of any
applicable law or regulation thereunder;

	(ii)	perform any act in violation of the
provisions of the Extended Use Agreement, or any other Project
Documents;

	(iii)	do any act required to be approved or
ratified in writing by all Limited Partners under the Act unless the right to do so is expressly otherwise given in this Agreement;

	(iv)	rent apartments in the Apartment Complex
such that the Apartment Complex would not meet the requirements of the Rent Restriction Test or Minimum Set-Aside
Test; or

	(v)	borrow from the Partnership or commingle
Partnership funds with funds of any other Person.

		(b)	The General Partners shall not, without the
Consent of BCTC 94, have any authority to:

	(i)	sell or otherwise dispose of, at any time,
all or substantially all of the assets of the Partnership, except as and to the extent provided in Section 8.20 of this Agreement;

	(ii)	make application(s) for an increase or
increases in the Mortgage Loan;

	(iii)	borrow in excess of $10,000 (with such
amount adjusted annually based on the Consumer Price Index) in the aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans or Credit Recovery Loans, and except as and to the extent provided for in an approved budget pursuant to
Section 8.19 of this Agreement;

	(iv)	following Final Closing, construct any new
or replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 (with such amount adjusted annually based on the Consumer Price Index) in a single Partnership fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions, or (b) construction paid for from insurance proceeds, or (c) as and to the extent provided for in an approved budget pursuant to Section 8.19 of this Agreement;

	(v)	acquire any real property in addition to
the Apartment Complex other than easements reasonable and necessary for the operation of the Apartment Complex; or

	(vi)	refinance the Mortgage Loan.

	8.03.  Management Purposes  TC "8.03.  Management
Purposes" \f C \l "2"  .  In conducting the business of the
Partnership, the General Partners shall be bound by the Partnership's purpose(s) set forth in Article III.

	8.04. Delegation of Authority TC "8.04. Delegation of Authority" \f C \l "2" . The General Partners may delegate all or any of their powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partners may approve.


	8.05.	General Partners or Affiliates Dealing with
Partnership  TC "8.05.	General Partners or Affiliates
Dealing with Partnership" \f C \l "2"  .

		(a)	The General Partners or any Affiliate may act
as Management Agent on such terms and conditions permitted by applicable Lender regulations, and may receive compensation at the highest rates approved and permitted by the Lender at any time.

		(b)	The General Partners or any Affiliates thereof
shall have the right to contract or otherwise deal with the Partnership for the sale of goods or services to the Partnership in addition to those set forth herein, if (A) compensation paid or promised for such goods or services is reasonable (i.e., at fair market value) and is paid only for goods or services actually furnished to the Partnership, (B) the goods or services to be furnished shall be reasonable for and necessary to the Partnership, (C) the fees, terms and conditions of such transaction are at least as favorable to the Partnership as would be obtainable in an arm's-length transaction, and (D) no agent, attorney, accountant or other independent consultant or contractor who also is employed on a full-time basis by the General Partners or any Affiliate shall be compensated by the Partnership for his services.

		Any contract covering such transactions shall be in writing and shall be terminable without penalty on sixty (60) days Notice. Any payment made to the General Partners or any Affiliate for such goods or services shall be fully disclosed to all Limited Partners in the reports required under Section
13.04. Neither the General Partners nor any Affiliate shall, by the making of lump-sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 8.05(b).

	8.06. Other Activities TC "8.06. Other Activities" \f C \l "2" . The General Partners and any Affiliates thereof may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment Complex. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

	8.07. Liability for Acts and Omissions TC "8.07. Liability for Acts and Omissions" \f C \l "2" . No General Partner or Affiliate thereof, or any of their officers, directors or employees, shall be liable, responsible or accountable in damages or otherwise to any of the Partners for any act or omission performed or omitted by him or it, or any of them, in good faith on behalf of the Partnership and in a manner reasonably believed by him or it or any of them to be within the scope of the authority granted to him or it or any of them by this Agreement and in the best interest of the Partnership, except for gross negligence, willful misconduct, fraud or any breach of his or its or their fiduciary duty as General Partner with respect to such acts or omissions. Any loss or damage incurred by any General Partner by reason of any act or omission performed or omitted by him or it or any of them in good faith on behalf of the Partnership and in a manner reasonably believed by him or it or any of them to be within the scope of the authority granted to him or it by this Agreement and in the best interests of the Partnership (but not, in any event, any loss or damage incurred by any General Partner by reason of gross negligence, willful misconduct, fraud or any breach of his or its or their fiduciary duty as General Partner with respect to such acts or omissions) shall be paid from Partnership assets to the extent available (but the Limited Partners shall not have any personal liability to the General Partners under any circumstances on account of any such loss or damage incurred by the General Partners or on account of the payment thereof).

	The General Partners, when entitled to indemnification pursuant to this article 8.07, shall be entitled to receive, upon application therefor, reasonable advances from the Partnership to cover the costs of defending any proceedings against it; provided, however, that such advances shall be repaid to the Partnership, if the General Partners are determined not to be entitled to indemnification under this
Article 8.07. All rights of the General Partners to indemnification shall survive the dissolution of the Partnership and the death, retirement, incompetency, insolvency, bankruptcy, or withdrawal of any of the General Partners.

	The indemnification authorized by this Article 8.07 shall include, but not be limited to, the costs and expenses
(including reasonable attorneys' fees) of the removal of any liens affecting any property of the indemnitee as a result of such legal action.

	8.08. Disposition Fee TC "8.08. Disposition Fee" \f C \l "2" . Upon any sale of the Apartment Complex, the Partnership shall pay a Disposition Fee to the General
Partners, in consideration of their services to the Partnership in arranging for and negotiating such sale, in an amount equal to five per cent (5%) of the gross proceeds to the Partnership of such sale of the Apartment Complex, payable by the Partnership as provided in Section 11.04 of this Agreement.

8.09.  Construction of the Apartment Complex,
Construction Cost Overruns, Operating Deficits  TC
"8.09.  Construction of the Apartment Complex,
Construction Cost Overruns, Operating Deficits" \f C
\l "2"

		(a)	(i)	The Partnership has entered into the
Construction Contract.  The Managing General Partner and the
Developer, jointly and severally, shall be responsible for:

		(A)	achieving completion of construction of
the Apartment Complex in accordance with the Project
Documents;

		(B)	meeting all requirements for obtaining
all necessary permanent, unconditional certificates of occupancy for all the apartment units in the Apartment Complex; and

	(C)	causing the making of the Mortgage Loan
by the Lender.

			(ii)	The Managing General Partner and the
Developer, jointly and severally, hereby are obligated to pay all Excess Development Costs; the Partnership shall have no obligation to pay any Excess Development Costs. Any funds required by the Partnership to pay any such Excess Development
Costs shall be paid by the Managing General Partner and/or the Developer to the Partnership for such purpose, and shall be deemed to be, and recorded in the books and records of the Partnership as, additional Capital Contributions by the Managing General Partner to the Partnership; provided, however, that if the amount of the Mortgage Loan exceeds the amount of the Construction Loan, to the extent such excess is not otherwise needed to pay the expenses of the Partnership, such excess may be utilized to reimburse the Managing General
Partner for payment of Excess Development Costs.

		(b)	In the event that (i) at any time during the
Operating Guaranty Period an Operating Deficit shall exist, the Managing General Partner shall provide such funds to the Partnership as shall be necessary to pay such Operating
Deficit(s), in an aggregate amount not exceeding $196,000, in the form of a loan to the Partnership (the "Operating Deficit Loan(s)"); provided, however, that any funds withdrawn from the Capital Portion of the Operating Reserve Account pursuant to Section 8.18(b) of this Agreement and applied to pay any Operating Deficit(s) existing during the Operating Guaranty
Period (and any amounts paid by the Guarantors pursuant to the provisions of Section 16.08), shall reduce on a dollar-for-dollar basis the obligation of the Managing General Partner pursuant to this clause (i); and (ii) at any time from and after the termination of the Operating Guaranty Period, an Operating Deficit shall exist, the Managing General Partner shall provide such funds to the Partnership, in a maximum aggregate amount of $75,000, as shall be necessary to pay such Operating Deficit(s), in the form of an Operating Deficit
Loan(s); provided, however, that any funds withdrawn from the Cash Flow Portion of the Operating Reserve Account pursuant to
Section 8.18(b) of this Agreement and applied to pay any Operating Deficit(s) existing after the termination of the Operating Guaranty Period (and any amounts paid by the Guarantors pursuant to the provisions of Section 16.08), shall reduce on a dollar-for-dollar basis the obligation of the Managing General Partner pursuant to this clause (ii). An
Operating Deficit Loan shall be a Subordinated Loan in accordance with the provisions of Section 8.17; provided, however, that an Operating Deficit Loan shall bear interest at a rate equal to the prime rate of interest, as published in the Wall Street Journal, plus one per cent (1%), per annum.
In the event that the Managing General Partner shall fail to make any such Operating Deficit Loan as aforesaid, the Partnership shall utilize amounts otherwise payable to the Developer as installments of Development Fee pursuant to
Section 8.10 of this Agreement to meet the obligations of the Managing General Partner pursuant to this Section 8.09(b).
For the purpose of this Section 8.09(b), all expenses shall be paid on a sixty (60) day current basis.

	8.10.  Development Fee  TC "8.10.  Development Fee" \f C
\l "2"  .

		(a)	The Partnership has entered into a Development
Services Agreement of even date herewith with the Developer for its services in connection with the development and construction of the Apartment Complex. In consideration for such services, a fee in the total amount of $840,588, shall be payable by the Partnership to the Developer from the Capital
Contributions of the Investment Partnership, from any funds released from the Operating Reserve Account pursuant to
Section 8.18(b), and from all Cash Flow remaining after payment of all current obligations with respect to the Asset
Management Fee and the Incentive Partnership Management
Services Fee, as provided in Section 11.01(a), as follows:

			(i)	$316,408 from the Capital Contributions of
the Investment Partnership, payable upon receipt by the Partnership of the Fourth Installment; and:

			(ii)	$524,180 together with interest thereon at
the rate of five and sixty-two one-hundredths per cent (5.62%) per annum, from and after the occurrence of Substantial
Completion, pursuant to the promissory note to be executed by the Partnership in favor of the Developer, from any funds released from the Operating Reserve Account pursuant to
Section 8.18(b), and from all Cash Flow remaining after payment of all current obligations with respect to the Asset
Management Fee and the Incentive Partnership Management
Services Fee, as provided in Section 11.01(a).

		(b)	In the event that, as of December 31, 2008, any
portion of the Development Fee pursuant to Section 8.10(a) shall be unpaid for any reason, the General Partners shall provide funds to the Partnership on such date in an amount equal to the amount of such unpaid portion of the Development
Fee; immediately upon receipt by the Partnership of such funds from the General Partner, the Partnership shall pay such unpaid portion of the Development Fee to the Developer, pursuant to Section 8.10(a). Any such funds provided to the Partnership by the General Partners pursuant to this
Section 8.10(b) shall be deemed to be Capital Contributions by the General Partners.

	8.11. Partnership Management Fee TC "8.11. Partnership Management Fee" \f C \l "2" . The Partnership has entered into a Partnership Management Services Agreement with FBNH and HRI of even date herewith for their services in managing the business of the Partnership for the period from the date hereof throughout the term of the Partnership. Such agreement includes provisions to the effect that in return for their services in administering and directing the business of the Partnership, maintaining appropriate books and records relating to all financial affairs of the Partnership, and reporting periodically to the Partners, the Lender and the Agency with respect to the financial and administrative affairs of the Partnership and the Apartment Complex, the Partnership shall pay to FBNH and HRI, solely from the Cash
Flow of the Partnership available for distribution, and in accordance with Section 11.01(a), an annual Partnership Management Fee.

		Such fee shall be in accordance with the provisions of any applicable Lender regulations and shall be in an amount equal to $32,000 per year, commencing in 2000.

	8.12. Withholding of Fee Payments TC "8.12. Withholding of Fee Payments" \f C \l "2" . In the event that
(a) the General Partners, or any successor General Partners shall not have substantially complied with any material provisions under this Agreement, after Notice from BCTC 94 of such noncompliance and failure to cure such noncompliance within a period of thirty (30) days (or such longer period of time as shall be reasonably necessary to effect such cure, if such cure cannot be effected within thirty (30) days and the General Partners are diligently pursuing such cure) from and after the date of such Notice, or (b) the Construction Lender and/or the Lender, as applicable, shall have declared the Partnership to be in default under the Construction Loan and/or the Mortgage Loan, or (c) foreclosure proceedings shall have been commenced against the Apartment Complex, then
(i) the General Partners shall be in default of this Agreement, and the Partnership shall withhold payment of any installment of the Development Fee payable to the Developer and the Partnership Management Fee payable to FBNH and HRI pursuant to Sections 8.10 and/or 8.11, and (ii) the General Partners shall be liable for the Partnership's payment of any and all installments of the Development Fee payable pursuant to Section 8.10, to the extent that the Investment Partnership has withheld any Installment(s) pursuant to Section 5.03 as a result of the above-described default.

	All amounts so withheld by the Partnership under this
Section 8.12 shall be promptly released to the Developer and/or FBNH and HRI only after the General Partners have cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to BCTC 94.

	8.13. Removal of Any General Partner TC "8.13. Removal of Any General Partner" \f C \l "2" .

		(a)	BCTC 94, acting on behalf of the Investment
Partnership, so long as the Investment Partnership is a Partner, shall have the right to remove any General Partner
(i) for any intentional misconduct or failure to exercise reasonable care with respect to any material matter in the discharge of its duties and obligations as a General Partner
(provided that such violation results in a material detriment to or an impairment of the Apartment Complex or assets of the Partnership), or (ii) upon the occurrence of any of the following:

(A)	the General Partner shall have violated any
material provisions of the Extended Use Agreement, or any material provisions of any other Project
Document or other document required in connection with the Mortgage Loan, or any material provisions of the Lender and/or Agency regulations applicable to the Apartment Complex, which violation has not been cured within any applicable cure period contained in the applicable Project Document(s), and which violation has not been explicitly waived in writing by the Lender or the Agency, as applicable;

(B)	the General Partner shall have violated any
material provision of this Agreement, or violated any material provision of applicable law; provided, however, that (except in the case of the applicability of Section 8.13(a)(ii)(D) below), if the sole violation of this Agreement is the failure of the Investment Partnership to receive the full amount of the Projected Credits, and any Adjustment
Amount(s) pursuant to Section 5.01(d) shall have been paid in full in accordance with the terms thereof, such violation shall not constitute a material violation of this Agreement;

(C)	the General Partner shall have caused the
Mortgage Loan to go into default, which default remains uncured after the expiration of any applicable cure period;

(D)	the Actual Credit for any year of the
Partnership's operation shall be less than fifty per cent (50%) of the Projected Credit for such year
(unless the Investment Partnership is fully compensated in accordance with Section 5.01(d)); or

(E)	the General Partner shall have conducted
its own affairs or the affairs of the Partnership in such manner as would:

		(1)	cause the termination of the
Partnership for federal income tax purposes; or

		(2)	cause the Partnership to be treated
for federal income tax purposes as an
association, taxable as a corporation.

		(b)	BCTC 94 shall give Notice to all Partners of
its determination that a General Partner shall be removed.
The General Partner shall have thirty (30) days (or such longer period as shall be reasonably necessary to effect such cure, if such cure cannot be effected within thirty (30) days and the General Partner is diligently pursuing such cure) after receipt of such Notice to cure any default or other reason for such removal, in which event it shall remain as a General Partner. If, at the end of the applicable cure period as aforesaid, the General Partner has not cured any default or other reason for such removal, it shall cease to be a General Partner, and the powers and authorities conferred on it as a General Partner under this Agreement shall cease and the Interest of such General Partner shall be transferred to BCTC
94 which, without further action, shall become a General
Partner; in such event, upon becoming a General Partner, such designee shall be bound by all applicable terms and conditions of this Agreement and the Project Documents.

		(c)	(i)	In the event that a General Partner is
removed as aforesaid prior to the Final Closing, it shall be and shall remain liable for all obligations and liabilities incurred by it as a General Partner of the Partnership before such removal shall become effective, including but not limited to, in the case of the Managing General Partner, the obligations and liabilities of the Managing General Partner with respect to its obligations set forth in Section 8.09 of this Agreement with regard to Excess Development Costs;
provided, however, that if amounts otherwise payable to the General Partners as fees are applied to meet the obligations of any General Partner as stated in Sections 5.03 and/or 8.09 of this Agreement, such application shall serve to reduce any such liabilities of the General Partners or any successor, except for any liability incurred as the result of its gross negligence, willful misconduct, fraud or breach of its fiduciary duties as a General Partner of the Partnership.

		If a General Partner is removed as a Partner of the Partnership prior to the Final Closing as aforesaid, neither the Developer nor FBNH nor HRI shall be entitled to payment of any further installments of the Development Fee or the Partnership Management Fee which otherwise would have been due and payable under Sections 8.10(a) and/or 8.11(a).

			(ii)	In the event that a General Partner is
removed as aforesaid after the Final Closing, it shall be and shall remain liable for all obligations and liabilities incurred by it as a General Partner of the Partnership before such removal shall become effective, including but not limited to a General Partner's obligations and liabilities under
Section 8.09(b) of this Agreement. If a General Partner is removed as a Partner of the Partnership at any time after the Final Closing, the Developer or its successor(s) shall continue to be paid subsequent to such removal, in accordance with the terms and conditions of this Agreement, any installments of the Development Fee which would have otherwise been due and payable to it pursuant to Section 8.10(a) and which are not otherwise being withheld; provided however, upon any such removal of a General Partner after the Final Closing, no further installments of the Partnership Management Fee shall be paid which are attributable to any period after such removal.

		(d)	BCTC 94 hereby is granted an irrevocable power
of attorney, coupled with an interest, to execute any and all documents on behalf of the Partners and the Partnership as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section 8.13. The election by BCTC 94 to remove any General Partner under this Section shall not limit or restrict the availability and use of any other remedy which BCTC 94, the Investment Partnership or any other
Partner might have with respect to the General Partners in connection with their undertakings and responsibilities under this Agreement.

	8.14. Selection of the Management Agent TC "8.14. Selection of the Management Agent" \f C \l "2" . The Partnership, with the approval of the Lender, if required, shall engage such person, firm or company as the General Partners may select, and as BCTC 94 may approve, which approval shall not be unreasonably withheld, as the Management Agent to manage the operation of the Apartment Complex during the rent-up period and following Final Closing. The Management Agent shall be paid a management fee subject to the approval of the Lender, if required. The Management Agreement and the management plan for the Apartment Complex shall be in a form acceptable to the Agency and/or the Lender, if required, and reasonably acceptable to BCTC 94. Housing Management Services, Inc. is approved by the parties hereto as the initial Management Agent.

	8.15. Removal of the Management Agent TC "8.15. Removal of the Management Agent" \f C \l "2" . The General Partners (i) may, upon receiving any required approval of the Lender, dismiss the Management Agent as the entity responsible for the Apartment Complex under the terms of the Management Agreement, and (ii) at the request of BCTC 94, shall remove the Management Agent in the event that the Management Agent is declared Bankrupt, is dissolved, or makes an assignment for the benefit of its creditors, or for any intentional misconduct by the Management Agent or failure to exercise reasonable care in the discharge of its duties and obligations as Management Agent (subject to the fulfillment and expiration of any notice and/or opportunity to cure provisions of the Management Agreement), including, without limitation, for any action or failure to take any action which:

		(a)	violates in any material respect any provision
of the Management Agreement, and/or any provision of the Extended Use Agreement applicable to the Apartment Complex, or the Lender-approved management plan for the Apartment Complex, or

		(b)	violates in any material respect any provision
of this Agreement or provision of applicable law, or

		(c)	causes the Apartment Complex to be operated in
a manner which, if continued, would give rise to an event which would cause a recapture of Tax Credits.

	8.16. Replacement of the Management Agent TC "8.16. Replacement of the Management Agent" \f C \l "2" . Upon the removal of the Management Agent as the entity responsible for the management of the Apartment Complex, a substitute Management Agent shall be named by the General Partners, subject to the approval of the Lender, if required, and the approval of BCTC 94.

	8.17. Loans to the Partnership TC "8.17. Loans to the Partnership" \f C \l "2" . In the event that additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs or expenditures, the Partnership may borrow such funds as are needed from any Partner or other Person or organization, including the General Partners, for such period of time and on such terms as the General Partners, BCTC 94 and the Lender, if so required, may agree and at the rate of interest then prevailing for comparable loans (except for Operating Deficit Loans made pursuant to Section 8.09(b), which shall bear interest as provided in such
Section 8.09(b)); provided however, that no such additional loans shall be secured by any mortgage or other encumbrance on the property of the Partnership without the prior approval of BCTC 94 which approval shall not be unreasonably withheld and the approval of the Lender, if required; except that such approvals shall not be required in the case of the hypothecation of personal property purchased by the Partnership and not included in the security agreements executed by the Partnership at the time of Initial Closing. Loans made under this Section shall be repaid as set forth in
Section 11.01(a) of this Agreement, but any amount of any such loan that is outstanding at the time of the occurrence of any of the events described in Sections 11.04 or 12.01 shall be repaid as provided in Section 11.04.

	8.18.  Reserve Fund for Replacements; Operating Reserve
Account  TC "8.18.  Reserve Fund for Replacements; Operating
Reserve Account" \f C \l "2"  .

		(a)	Reserve Fund for Replacements.  Upon the
earlier of: (i) the Final Closing, or (ii) the date four (4) months from and after the occurrence of Substantial
Completion, the General Partners shall satisfy BCTC 94's requirements by establishing the Reserve Fund for Replacements as a separate interest-bearing account in an FDIC-insured financial institution. Thereafter, the General Partners shall cause deposits to be made into the Reserve Fund for Replacements in an annual amount of $22,400, to be paid in monthly installments of not less than $1,866.66; provided, however, that the parties hereto acknowledge and agree that if, upon the occurrence of the Final Closing, the Lender shall require deposits into the Reserve Fund for Replacements in amounts greater than those set forth above in this
Section 8.18(a) and/or other changes in the terms and conditions applicable to the funding, maintenance, and/or employment of the Reserve Fund for Replacements, such requirements of the Lender shall control. Funds in the Reserve Fund for Replacements are intended to be employed only for the replacement as needed of fixtures, equipment, structural elements and other components of the Apartment Complex of a capital nature, and not for any items considered normal operating expenses. All interest earnings on the Reserve Fund for Replacements shall be retained therein for the aforesaid purposes. Withdrawals from the Reserve Fund for Replacements shall: (i) be made not more frequently than quarterly, unless specifically Consented to by BCTC 94;
(ii) be reported to BCTC 94 by written Notice within two (2) business days of their making; and (iii) be made only with the Consent of BCTC 94 in the event that the aggregate amount of such withdrawals (excluding withdrawals in accordance with a budget approved pursuant to Section 8.19 below) exceeds $2,500 in any calendar quarter.

		(b)	Operating Reserve Account.  Upon receipt by the
Partnership of the Third Installment, the General Partners shall cause the Partnership to establish the Operating Reserve
Account as a separate interest-bearing account in an FDIC-insured financial institution designated by the General
Partners, subject to the reasonable approval of BCTC 94, and may cause funds of the Partnership in the amount of up to $196,000 to be deposited therein (which deposit may be known as the "Capital Portion" of the Operating Reserve Account).
Funds on deposit in the Operating Reserve Account may be withdrawn therefrom by the General Partners only for the payment of Operating Deficits, as and to the extent necessary, subject to the Consent of BCTC 94 to any such withdrawal, which Consent shall not be unreasonably withheld. All interest earnings on funds on deposit in the Operating Reserve
Account shall be retained therein for the aforesaid purpose.
Upon the termination of the Operating Guaranty Period, all funds then remaining in the Operating Reserve Account may be withdrawn therefrom, and paid to the Developer: (i) on account of the Development Fee payable pursuant to
Section 8.10(a)(ii); or (ii) as an Incentive Fee, to the extent such remaining funds exceed the unpaid balance of the Development Fee payable pursuant to Section 8.10(a)(ii). In addition, on an annual basis commencing upon the termination of the Operating Guaranty Period, ten per cent (10%) of all Cash Flow available for distribution and remaining after payment in full of: (A) the Asset Management Fee currently due, together with any accrued and unpaid Asset Management
Fee, and the Partnership Management Fee currently due; (B) the Development Fee payable pursuant to Section 8.10(a)(ii); and
(C) any outstanding Subordinated Loans, shall be deposited in the Operating Reserve Account (which deposits shall be known as the "Cash Flow Portion" of the Operating Reserve Account), until such time as the balance of funds on deposit in the Operating Reserve Account reaches $75,000, at which time such funding may be suspended until and unless the balance in the Operating Reserve Account falls below $75,000, in which event such funding from Cash Flow shall resume until such time as the balance in the Operating Reserve Account has been restored to $75,000. Such funds comprising the Cash Flow Portion of the Operating Reserve Account are to be employed for the same purpose, and on the same terms and conditions, as are set forth above in this Section 8.18(b) with respect to funds comprising the Capital Portion of the Operating Reserve
Account. If no Operating Deficit has occurred during the applicable preceding twelve (12)-month periods, funds remaining in the Operating Reserve Account may be withdrawn therefrom and paid to the General Partners, as follows:
(x) one-third (1/3) of the balance of funds on deposit in the Operating Reserve Account, as of January 1, 2009; (y) one-half
(1/2) of the balance of funds then on deposit in the Operating
Reserve Account, as of January 1, 2010; and (z) the entire balance of funds then on deposit in the Operating Reserve
Account, as of January 1, 2011.

	8.19.	Operating and Capital Budgets.  TC "8.19.
	Operating and Capital Budgets." \f C \l "2"    Not less
than seventy-five (75) days prior to the commencement of each fiscal year, the General Partners shall submit to BCTC 94 for its review and approval (which approval shall not be unreasonably withheld), proposed operating and capital budgets for the Apartment Complex and the Partnership for the next fiscal year. Such budgets shall specifically list all budgeted expenses in all major categories including, but not limited to, administration, operation, repairs and maintenance, utilities, taxes, insurance, interest, Mortgage Loan debt service, capital improvements, and all budgeted expenses which are to be paid to the General Partners or their Affiliates. BCTC 94 shall submit its response to such proposed budgets, in writing, to the General Partners within forty-five (45) days after its receipt of such proposed budgets; such response shall either evidence its approval of the proposed budgets or shall contain specific comments and recommendations with respect thereto. If no such response is submitted to the General Partners within such time period, BCTC 94 will be deemed to have approved such proposed budget.

	8.20.	Sale of the Apartment Complex.  TC "8.20.
	Sale of the Apartment Complex." \f C \l "2"    At any
time after the expiration of the Tax Credit Compliance Period, the General Partners may undertake the sale of the Apartment Complex on behalf of the Partnership, on such terms and conditions as it deems reasonable and in the best interests of the Partnership. Any such proposed sale may be consummated by the General Partners on behalf of the Partnership, without the necessity of obtaining the Consent of any other Partner, if the sales price to be received by the Partnership pursuant to such proposed sale is equal to or greater than the then fair market value of the Apartment Complex determined in the manner set forth below in this Section 8.20. In such event, the fair market value of the Apartment Complex shall be deemed to be the average of the fair market values determined by three (3) MAI or SRE appraisers, one of such appraisers selected by the General Partners, one of such appraisers selected by BCTC 94, and the third of such appraisers selected by the two other appraisers previously selected as aforesaid.

ARTICLE IX.  TC "ARTICLE IX." \f C \l "1"
TRANSFERS OF, AND RESTRICTIONS ON TRANSFERS
OF INTERESTS OF LIMITED PARTNERS  TC "TRANSFERS OF, AND
RESTRICTIONS ON TRANSFERS OF INTERESTS OF LIMITED PARTNERS" \f
C \l "1"

	9.01. Acquisition for Investment TC "9.01. Acquisition for Investment" \f C \l "2"

		(a)	The Investment Partnership hereby represents
and warrants to the General Partners and to the Partnership that the acquisition of its Interest is made as principal for its account for investment purposes only and not with a view to the resale or distribution of such Interest, except insofar as the Securities Act of 1933 and any applicable securities law of any state or other jurisdiction permit such acquisitions to be made for the account of others or with a view to the resale or distribution of such Interest without requiring that such Interest, or the acquisition, resale or distribution thereof, be registered under the Securities Act of 1933 or any applicable securities law of any state or other jurisdiction.

		(b)	The Investment Partnership agrees that it will
not sell, assign or otherwise transfer its Interest or any fraction thereof to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Interest or fraction thereof to any Person who does not similarly represent and warrant and agree.

	9.02.	Transfer of Limited Partners' Interests  TC
"9.02.	Transfer of Limited Partners' Interests" \f C \l "2"
 .

		(a)	A Limited Partner may offer, sell, transfer,
assign, hypothecate or pledge any of its Limited Partner
Interest, subject to the approval of the Lender, if required, and to the Consent of the General Partners.

		(b)	The Limited Partner whose interest is being
transferred shall pay such reasonable expenses as may be incurred by the Partnership in connection with such transfer.

	9.03.  Admission of Substitute Limited Partners  TC
"9.03.  Admission of Substitute Limited Partners" \f C \l "2"
 .

		(a)	Subject to the other provisions of this Article
IX, an assignee of the Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Interest) shall be deemed admitted as a Substitute Limited Partner of the Partnership only upon the satisfactory completion of the following:

	(i)	Consent of the General Partners (which may
be withheld in their sole and absolute discretion) and of the Construction Lender and/or the Lender, if required, shall have been given, which consent may be evidenced by the execution of an amended Agreement and/or amended Certificate evidencing the admission of such Person as a Limited Partner pursuant to the requirements to the Act;

	(ii)	the assignee shall have accepted and
agreed to be bound by the terms and provisions of this Agreement by executing a counterpart thereof or an appropriate amendment hereto, and such other documents or instruments as the General Partners may require in order to effect the admission of such Person as a Limited Partner;

	(iii)	an amended Agreement and/or Certificate
evidencing the admission of such Person as a Limited Partner shall have been filed for recording pursuant to the requirements to the Act;

	(iv)	the assignee shall have represented and
agreed in writing as required by Section 9.01;

	(v)	if the assignee is a corporation, the
assignee shall have provided the General Partners with evidence satisfactory to Counsel for the Partnership of its authority to become a Limited Partner under the terms and provisions of this Agreement; and

	(vi)	the assignee or the assignor shall have
reimbursed the Partnership for all reasonable expenses, including all reasonable legal fees and recording charges, incurred by the Partnership in connection with such assignment.

		(b)	For the purpose of allocation of profits,
losses and credits, and for the purpose of distributing cash of the Partnership, a Substitute Limited Partner shall be treated as having become, and as appearing in, the records of the Partnership as a Partner upon his signing of an amendment to this Agreement, agreeing to be bound hereby.

		(c)	The General Partners shall cooperate with the
Person approved to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action, including the filing of any amended Agreement and/or Certificate evidencing the admission of any Person as a Limited Partner, and the making of any other official filings and publications, as promptly as practicable after the satisfaction by the assignee of the Interest of a Limited Partner of the conditions contained in this Article IX to the admission of such Person as a Limited
Partner of the Partnership. Any cost or expense incurred in connection with such admission shall be borne by the Substitute Limited Partner.

	9.04.  Rights of Assignee of Partnership Interest  TC
"9.04.  Rights of Assignee of Partnership Interest" \f C \l
"2"  .

		(a)	Except as provided in this Article and as
required by operation of law, the Partnership shall not be obligated for any purpose whatsoever to recognize the assignment by any Limited Partner of his (its) Interest until the Partnership has received actual Notice thereof.

		(b)	Any Person who is the assignee of all or any
portion of a Limited Partner's Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his (its) Interest.

ARTICLE X.  TC "ARTICLE X." \f C \l "1"
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS  TC "RIGHTS AND
OBLIGATIONS OF LIMITED PARTNERS" \f C \l "1"

	10.01. Management of the Partnership TC "10.01. Management of the Partnership" \f C \l "2" . No Limited Partner shall take part in the management or control of the business of the Partnership nor transact any business in the name of the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner shall have any power or authority with respect to the Partnership except insofar as the consent of any Limited Partner shall be expressly required and except as otherwise expressly provided in this Agreement.

	10.02. Limitation on Liability of Limited Partners TC "10.02. Limitation on Liability of Limited Partners" \f C \l "2" . The liability of each Limited Partner shall be limited to its Capital Contribution as and when payable under the provisions of this Agreement. No Limited Partner shall have any other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as and to the extent provided in the Act. No Limited Partner shall be obligated to make loans to the Partnership.

	10.03. Other Activities TC "10.03. Other Activities" \f C \l "2" . Any Limited Partner may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation, serving as general or limited partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment Complex. Neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in or to such other business ventures to the income or profits derived therefrom.

ARTICLE XI.  TC "ARTICLE XI." \f C \l "1"
PROFITS, LOSSES AND DISTRIBUTIONS  TC "PROFITS, LOSSES AND
DISTRIBUTIONS" \f C \l "1"

	11.01.	Allocation of Profits, Losses, Credits and Cash
Distributions  TC "11.01.	Allocation of Profits, Losses,
Credits and Cash Distributions" \f C \l "2"  .

		(a)	All profits, losses and credits, except those
gains and losses referred to in Section 11.03, shall be allocated one tenth per cent (.1%) to the General Partner, and ninety-nine and nine tenths per cent (99.9%) to the Investment
Partnership. Cash Flow shall be applied and/or distributed in the following priority: (i) during the period until the date one (1) year from and after the occurrence of Substantial
Completion, and subject to Construction Lender approval, as and to the extent applicable: (A) payment of the Asset
Management Fee currently due; and (B) any remaining sum to the General Partners; and (ii) during the period from and after the date one (1) year from and after the occurrence of Substantial Completion: (A) payment, pari passu, of: (1) the Asset Management Fee currently due, together with any accrued and unpaid Asset Management Fee, and (2) the Partnership
Management Fee currently due; (B) payment on account of any outstanding balance of the Development Fee pursuant to
Section 8.10(a), until the Development Fee is paid in full;
(C) repayment of any amounts due with respect to any Subordinated Loans; (D) from and after the expiration of the Operating Guaranty Period, funding of the Cash Flow Portion of the Operating Reserve Account, as and to the extent required pursuant to Section 8.18(b) of this Agreement; and (E) of any remaining sum, ninety per cent (90%) thereof to the General
Partners, and ten per cent (10%) thereof to the Investment
Partnership.

		(b)	In any year in which a Partner sells, assigns
or transfers all or any portion of an Interest to any Person who during such year is admitted as a substitute Partner, the share of all profits and losses allocated to, and of all Cash
Flow and of all cash proceeds distributable under
Section 11.04 distributed to, all Partners which is attributable to the Interest sold, assigned or transferred shall be divided between the assignor and the assignee using any one of the following methods as determined by agreement between the assignor and assignee: (i) ratably on the basis of the number of days in such year before, and the number of days on and after, the execution by the assignee of this Agreement, or (ii) by dividing the Partnership fiscal year into two segments, the first segment being the time period in such year before the execution by the assignee of this Agreement and the second segment being the time period in such year beginning on the date of execution of this Agreement, and allocating profits and losses, Cash Flow, and all cash proceeds distributable in each such segment among the persons who were Partners during that segment, or (iii) such other method as provided by the Code or regulations thereunder.

		(c)	The Partnership shall, subject to any
applicable limitation on the distribution of Cash Flow and any required approval of the Lender, distribute Cash Flow not less frequently than annually in the manner provided in
Section 11.01(a).

		(d)	In the event that there is a determination that
there is any original issue discount or imputed interest attributable to the Capital Contribution of any Partner, or any loan between a Partner and the Partnership, any income or deduction of the Partnership attributable to such imputed interest or original issue discount on such Capital
Contribution or loan (whether stated or unstated) shall be allocated solely to such Partner.

		(e)	In the event that the deduction of all or a
portion of any fee paid or incurred by the Partnership to a Partner or an Affiliate of a Partner is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Partnership, the Partnership shall then allocate to such Partner an amount of gross income of the Partnership for such year equal to the amount of such fee as to which the deduction is disallowed.

		(f)	If any Partner's Interest in the Partnership is
reduced but not eliminated because of the admission of new
Partners or otherwise, or if any Partner is treated as receiving any items of property described in Section 751(a) of the Code, the Partner's Interest in such items of
Section 751(a) property that was property of the Partnership while such Person was a Partner shall not be reduced, but shall be retained by the Partner so long as the Partner has an Interest in the Partnership and so long as the Partnership has an Interest in such property.

	11.02. Determination of Profits, Losses and Credits TC "11.02. Determination of Profits, Losses and Credits" \f C \l "2" . Profits, losses and credits for all purposes of this Agreement shall be determined in accordance with the accrual accounting method, except that any adjustments made pursuant to Section 754 of the Code, other than the adjustments made with respect to the admission of the Investment Partnership to the Partnership, shall not be taken into account. Every item of income, gain, loss, deduction, credit or tax preference entering into the computation of such profits or losses, or applicable to the period during which such profits and losses were realized, shall be considered allocated to each Partner in the same proportion as profits and losses are allocated to such Partner.

	11.03. Allocation of Gains and Losses TC "11.03. Allocation of Gains and Losses" \f C \l "2" . Gains and losses recognized by the Partnership upon the sale, exchange or other disposition of all or substantially all of the property owned by the Partnership shall be allocated in the following manner:

		(a)	gains shall be allocated (i) first, to the
Partners with negative Capital Account balances, that portion of gains (including any gains treated as ordinary income for federal income tax purposes) which is equal in amount to, and in proportion to, such Partners' respective negative Capital Accounts in the Partnership; provided, that no gain shall be allocated to a Partner once such Partner's Capital Account is brought to zero; and (ii) second, gain in excess of the amount allocated under (i) shall be allocated to the Partners in the amount and to the extent necessary to increase the Partners' respective Capital Accounts so that the proceeds distributed under Sections 11.04(d), (f) and (g) will be distributed in accordance with the Partners' respective Capital Accounts.

		(b)	Losses shall be allocated (i) first, to the
extent and in such proportions as the respective balances in all Partners' Capital Accounts; and (ii) second, any remaining loss to the Partners in accordance with the manner in which they bear the economic risk of loss associated with such loss or, if none, in accordance with their Partnership Interests.

		(c)	Any portion of the gains treated as ordinary
income for federal income tax purposes under Sections 1245 and 1250 of the Code ("Recapture Amount") shall be allocated on a dollar for dollar basis to those Partners to whom the items of Partnership deduction or loss giving rise to the Recapture
Amount had been previously allocated.

	11.04. Distribution of Proceeds from Sale and Liquidation of Partnership Property TC "11.04. Distribution of Proceeds from Sale and Liquidation of Partnership Property" \f C \l "2" . Except as may be required under Section 12.02(b), the proceeds resulting from the liquidation of the Partnership assets pursuant to Section 12.02, and the net proceeds resulting from any sale or refinancing of the Apartment Complex or a Capital Transaction, as the case may be, shall be distributed and applied in the following order of priority:

		(a)	to the payment of all matured debts and
liabilities of the Partnership (including amounts due pursuant to the Mortgage Loan, and all expenses of the Partnership incident to any such sale, refinancing or other Capital Transaction), excluding (1) debts and liabilities of the Partnership to Partners or any Affiliates, and (2) all unpaid fees owing to the General Partners or Affiliates thereof under this Agreement;

		(b)	to the setting up of any reserves which the
Liquidator (or the General Partners if the distribution is not pursuant to the liquidation of the Partnership) deems reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

		(c)	to the payment of any debts and liabilities
(including unpaid fees) owed to the Partners or any Affiliates by the Partnership for Partnership obligations, including the repayment of any loans made pursuant to Sections 5.01(d)(iii), 8.09(b) or 8.17; provided, however, that the foregoing debts and liabilities owed to Partners and their Affiliates shall be paid or repaid, as applicable, in the following order of priority, if and to the extent applicable: (i) the Asset
Management Fee currently due, if any, together with any accrued and unpaid Asset Management Fees, (ii) any unpaid portion of the Development Fee pursuant to Section 8.10(a),
(iii) the Partnership Management Fee currently due, if any,
(iv) Credit Recovery Loans to the Investment Partnership,
(v) Subordinated Loans to the General Partners, and (vi) any other such debts and liabilities;

		(d)	to the Investment Partnership in an amount
equal to the positive balance in its Capital Account at such time;

		(e)	to the payment of the Disposition Fee, if
applicable;

		(f)	to the General Partners in the amount of their
Capital Contributions paid to or on behalf of the Partnership, reduced by all cash distributions previously distributed to it pursuant to this Section 11.04; and

		(g)	the balance of such remaining sum, eighty per
cent (80%) thereof to the General Partners and twenty per cent
(20%) thereof to the Investment Partnership.

	11.05.  Capital Accounts  TC "11.05.  Capital Accounts"
\f C \l "2" . A separate Capital Account shall be maintained and adjusted for each Partner. There shall be credited to each Partner's Capital Account the amount of his Capital Contribution, the fair market value of any property contributed to the Partnership (net of any liabilities secured by such property) and such Partner's distributive share of the profits for tax purposes of the Partnership; and there shall be charged against each Partner's Capital Account the amount of all Cash Flow distributed to such Partner, the fair market value of any property distributed to such Partner (net of any liabilities secured by such property), the net proceeds resulting from the liquidation of the Partnership's assets or from any sale or refinancing of the Apartment Complex distributed to such Partner, and such Partner's distributive share of the losses for tax purposes of the Partnership. Each Partner's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations thereunder. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital
Accounts are intended to comply with Treas. Reg. Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. It is the intention of the Partners that the Capital Accounts maintained under this Agreement be determined and maintained throughout the full term of this Agreement in accordance with the accounting rules of Treas.
Reg. Section 1.704-1(b)(2)(iv).

	11.06.	Authority of General Partners to Vary
Allocations to Preserve and Protect Partners' Intent.  TC
"11.06.	Authority of General Partners to Vary Allocations to
Preserve and Protect Partners' Intent." \f C \l "2"

		(a)	It is the intent of the Partners that each
Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article XI and Section 5.01 to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Article XI and Section 5.01, the General Partners hereby are authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Article XI and Section 5.01 to the extent that allocating income, gain, loss, deduction or credit (or item thereof) in the manner provided for in Article XI and
Section 5.01 would cause the determinations and allocations of each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by
Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this
Section 11.06 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article XI and
Section 5.01 and no amendment of this Agreement or approval of any Partner shall be required.

		(b)	In making any allocation (the "new allocation")
under Section 11.06(a), the General Partners are authorized to act only after: (i) having been advised by the Accountants that, under Section 704(b) of the Code and the Treasury
Regulations thereunder, (A) the new allocation is necessary, and (B) the new allocation is the minimum modification of the allocations otherwise provided for in this Article XI and
Section 5.01 necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction, or credit
(or item thereof) is determined and allocated in accordance with this Article XI and Section 5.01 to the fullest extent permitted by Section 704(b) of the Code and the Treasury
Regulations thereunder; and (ii) having received the approval of BCTC 94 to such proposed new allocation.

		(c)	If the General Partners are required by Section
11.06(a) to make any new allocation in a manner less favorable to the Limited Partners than is otherwise provided for in this
Article XI and Section 5.01, then the General Partners are authorized and directed, only after having been advised by the Accountants that it is permitted by Section 704(b) of the Code, to allocate income, gain, loss, deduction, or credit (or item thereof) arising in later years in such manner so as to bring the allocations of income, gain, loss, deduction, or credit (or item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Article XI and Section 5.01.

		(d)	New allocations made by the General Partners
under Section 11.06(a) and Section 11.06(c) in reliance upon the advice of the Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.

	11.07. Designation of Tax Matters Partner TC "11.07. Designation of Tax Matters Partner" \f C \l "2" . HRI hereby is designated as Tax Matters Partner of the Partnership, and shall engage in such undertakings as are required of the Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. If the General Partner designated as the Tax Matters Partner of the Partnership withdraws from the Partnership, the Partnership shall designate a successor Tax Matters Partner, in accordance with Treasury Regulations Section 301.6231(a)(7)-1(T), or any successor Regulation. The Partnership shall notify the Internal Revenue Service of the designation of a successor Tax Matters Partner for such year, as well as for all prior years that the withdrawn General Partner was serving as Tax Matters Partner. Each Partner, by its execution of this Agreement, Consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such Consent.

	11.08.  Rights and Obligations of Tax Matters Partner  TC
"11.08.  Rights and Obligations of Tax Matters Partner" \f C
\l "2"  .

		(a)	The Tax Matters Partner shall have and perform
all of the duties required under the Code, including the following duties:

		(i)	furnish the name, address, profits
interest, and taxpayer identification number of each Partner to the Internal Revenue Service (the "Service") ;
and

			(ii)	within five calendar days after the
receipt of any correspondence or communication relating to the Partnership or a Partner from the Service, the Tax
Matters Partner shall forward to each Partner a photocopy of all such correspondence or communication(s). The Tax
Matters Partner shall, within five calendar days thereafter, advise each Partner in writing of the substance and form of any conversation or communication held with any representative of the Service.

		(b)	The Tax Matters Partner shall not, without the
Consent of the Investment Partnership:

		(i)	extend the statute of limitations for
assessing or computing any tax liability against the Partnership (or the amount of character of any Partnership tax items);

		(ii)	settle any audit with the Service
concerning the adjustment or readjustment of any partnership item(s) (within the meaning of Section
6231(a)(3) of the Code);

		(iii)	file a request for an administrative
adjustment with the Service at any time or file a petition for judicial review with respect to any such request;

		(iv)	initiate or settle any judicial review or
action concerning the amount or character of any partnership tax item(s) (within the meaning of Section
6231(a)(3) of the Code);

		(v)	intervene in any action brought by any
other Partner for judicial review of a final adjustment;
or

		(vi)	take any other action not expressly
permitted by this Section 11.08 on behalf of the Partners of the Partnership in connection with any administrative or judicial tax proceeding.

		(c)	In the event of any Partnership-level
proceeding instituted by the Service pursuant to Sections 6221 through 6233 of the Code, the Tax Matters Partner shall consult with the Investment Partnership regarding the nature and content of all action and defense to be taken by the Partnership in response to such proceeding. The Tax Matters Partner also shall consult with the Investment Partnership regarding the nature and content of any proceeding pursuant to Sections 6221 through 6233 of the Code instituted by or on behalf of the Partnership (including the decision to institute proceedings, whether administrative or judicial, and whether in response to a previous Service proceeding against the Partnership or otherwise).

	11.09. Expenses of Tax Matters Partner TC "11.09. Expenses of Tax Matters Partner" \f C \l "2" . The Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash Flow or any discretionary reserves are set aside by the General Partners. The General Partners shall have the obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of General Partners and indemnification set forth in
Section 8.07 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.


	11.10.  Minimum Gain Provisions  TC "11.10.  Minimum Gain
Provisions" \f C \l "2"  .

		(a)	Notwithstanding any other provision of this
Agreement, no allocation of loss or deduction (or item thereof) attributable to any nonrecourse debt of the Partnership shall be made by the Partnership to a Partner if such allocation would cause the sum of the deficit capital account balances of the Partner or Partners otherwise receiving such allocation (excluding the portion of such deficit balances that must be restored to the Partnership upon liquidation, if any) to exceed the "Minimum Gain" (as defined in Treas. Reg. Section 1.704-1(b)(4)(iv)(f) and determined at the end of the Partnership taxable year to which the allocation relates).

		(b)	Notwithstanding any other provision of this
Agreement, if there is a net decrease in Partnership Minimum
Gain during a Partnership taxable year, all Partners with deficit Capital Account balances at the end of such year
(reduced by the portion of such deficit balances (i) that must be restored upon liquidation, if any, and (ii) that would be eliminated under applicable Regulations if the Partnership were liquidated at such time, and increased by the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and
(6)) shall be allocated items of income and gain for such year in the amount and in the proportions needed to eliminate such deficits, before any other allocation is made under this Agreement.

		(c)	In the event any Partner unexpectedly receives
any adjustments, allocations or distributions described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations under Code Section 704(b)) to the deficit balance in each such Partner's Capital Account as quickly as possible, provided that an allocation pursuant to this Section 11.10(c) shall be made if and only to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this Article XI have been tentatively made as if this
Section 11.10(c) were not in the Agreement.

		(d)	In the event any Partner has a deficit Capital
Account at the end of any fiscal year in excess of the sum of
(i) the amount that such Partner must restore to the Partnership upon liquidation, if any, and (ii) the amount such Partner is deemed obligated to restore pursuant to the penultimate sentence of Treas. Reg. Sections 1.704-2(g) and Section 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 11.10(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article XI has been tentatively made as if this Section
11.10(d) and Section 11.10(c) hereof were not in the Agreement.

		(e)	In the event that income, loss or items thereof
are allocated to one or more Partners pursuant to Sections
11.10(b), (c) or (d), subsequent income, loss or items thereof shall be allocated (subject to the provisions of Sections
11.10(b), (c) or (d)) to the Partners so that, to the extent possible in the judgment of the Managing General Partner, the net amount of allocations shall be equal to the amount that would have been allocated had Section 11.10 not been applied.

ARTICLE XII.  TC "ARTICLE XII." \f C \l "1"
SALE, DISSOLUTION AND LIQUIDATION  TC "SALE, DISSOLUTION AND
LIQUIDATION" \f C \l "1"

	12.01.  Dissolution of the Partnership  TC "12.01.
Dissolution of the Partnership" \f C \l "2"  .  The
Partnership shall be dissolved upon the earlier of the expiration of the term of the Partnership, or upon:

		(a)	the withdrawal, Bankruptcy, death, dissolution
or adjudication of incompetency of a General Partner who is at that time the sole General Partner without the election of the remaining Partner(s), pursuant to Section 6.03, to continue the Partnership;

		(b)	the sale or other disposition of all or
substantially all of the assets of the Partnership;

		(c)	the election by the General Partners, with the
Consent of BCTC 94; or

		(d)	any other event causing the dissolution of the
Partnership under the laws of the State.

	12.02.  Winding Up and Distribution.  TC "12.02.  Winding
Up and Distribution." \f C \l "2"

		(a)	Upon the dissolution of the Partnership
pursuant to Section 12.01, (i) a Certificate of Cancellation shall be filed in such offices within the Commonwealth of Virginia and the State as may be required or appropriate, and
(ii) the Partnership business shall be wound up and its assets liquidated as provided in this Section 12.02 and the net proceeds of such liquidation, except as provided in Section 12.02(b) below, shall be distributed in accordance with
Section 11.04.

		(b)	It is the intent of the Partners that, upon
liquidation of the Partnership, any liquidation proceeds available for distribution to the Partners be distributed in accordance with the Partners' respective Capital Account balances and the Partners believe that distributions under
Section 11.04 will effectuate such intent. In the event that, upon liquidation, there is any conflict between a distribution pursuant to the Partners' respective Capital Account balances and the intent of the Partners with respect to distribution of proceeds as provided in Section 11.04, the Liquidator shall, notwithstanding the provisions of Sections 11.01, 11.02 and 11.03, allocate the Partnership's gains, profits and losses in a manner that will cause the distribution of liquidation proceeds to the Partners to be in accordance with the Partners' respective Capital Account balances.

		(c)	The Liquidator shall file all certificates and
notices of the dissolution of the Partnership required by law.
The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership's property and assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership property would cause undue loss to the Partners, then in order to avoid such loss, the Liquidator may, except to the extent provided by the Act, defer the liquidation as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners. Upon the complete liquidation and distribution of the Partnership assets, the Partners shall cease to be Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by the law to terminate the Partnership.

		(d)	Upon the dissolution of the Partnership
pursuant to Section 12.01, the Accountants shall promptly prepare, and the Liquidator shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the complete liquidation and distribution of the Partnership property and assets, the Accountants shall prepare, and the Liquidator shall furnish to each Partner, a statement showing the manner in which the Partnership assets were liquidated and distributed.

ARTICLE XIII.  TC "ARTICLE XIII." \f C \l "1"
BOOKS AND RECORDS, ACCOUNTING TAX ELECTIONS, ETC.  TC "BOOKS
AND RECORDS, ACCOUNTING TAX ELECTIONS, ETC." \f C \l "1"

	13.01. Books and Records TC "13.01. Books and Records" \f C \l "2" . The books and records of the Partnership shall be maintained on an accrual basis in accordance with sound federal income tax accounting principles. These and all other records of the Partnership, including information relating to the status of the Apartment Complex and information with respect to the sale by the General Partners or any Affiliate of goods or services to the Partnership, shall be kept at the principal office of the Partnership and shall be available for examination there by any Partner, or his duly authorized representative, at any and all reasonable times. Any Partner, or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to a copy of the list of names and addresses of the Limited
Partners.

	13.02. Bank Accounts TC "13.02. Bank Accounts" \f C \l "2" . All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partners shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners may, from time to time, determine. No funds of the Partnership shall be deposited in any financial institution in which any Partner is an officer, director or holder of any proprietary interest.

	13.03. Accountants TC "13.03. Accountants" \f C \l "2" . The Accountants shall annually prepare or review for execution by the General Partners all tax returns of the Partnership, shall annually audit the books of the Partnership, and shall certify, in accordance with generally accepted accounting principles, a balance sheet, a profit and loss statement, and a cash flow statement. With respect to each fiscal year during the Partnership's operations, at such time as the Accountants shall have prepared the proposed tax return for such year, the Accountants shall provide copies of such proposed tax return to the Investment Partnership and to its accountants, Reznick Fedder & Silverman, of Bethesda, Maryland, for their review and comment. Any changes in such proposed tax return recommended by the Investment
Partnership's accountants shall be made by the Accountants prior to the completion of such tax return for execution by the General Partners. The Partnership shall reimburse Boston Capital Asset Management Limited Partnership, an affiliate of the Investment Partnership, for its reasonable expenses incurred in causing the Partnership's proposed tax return to be reviewed by the Investment Partnership's accountants, if and to the extent that such review results in modifications to such proposed tax return. A full detailed statement shall be furnished to all Partners, showing such assets, properties, and net worth and the profits and losses of the Partnership for the preceding fiscal year. All Partners shall have the right and power to examine and copy, at any and all reasonable times, the books, records and accounts of the Partnership.

	13.04.  Reports to Partners  TC "13.04.  Reports to
Partners" \f C \l "2"  .

		(a)	The General Partners shall cause to be prepared
and distributed to all persons who were Partners at any time during a fiscal year of the Partnership:

	(i)		By February 15 of each calendar year, and
with respect to the previous fiscal year of the Partnership,
(A) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity, and changes in financial position and a Cash Flow statement, for the year then ended, all of which, except the Cash Flow statement, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, and (B) a report of the activities of the Partnership during the period covered by the report. Such report shall set forth distributions to Limited Partners for the period covered thereby and shall separately identify distributions from: (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves,
(3) proceeds from disposition of the Apartment Complex or any other investments of the Partnership, (4) lease payments on net leases with builders and sellers, and (5) reserves. With respect to any distribution to the Investment Partnership, the report called for shall separately identify distributions from
(A) Cash Flow from operations during the period, (B) Cash Flow from operations during a prior period which had been held as reserves, (C) proceeds from disposition of property and investments, (D) lease payments on net leases with builders and sellers, (E) reserves from the gross proceeds of the offering originally obtained from the Investment Partnership,
(F) borrowed monies, (G) loans or contributions from the Investment Partnership, and (H) transactions outside of the ordinary course of business with a description thereof.

	(ii)	By February 7 of each calendar year, and
with respect to the previous fiscal year of the Partnership, all information necessary for the preparation of the Limited
Partners' federal income tax returns.

	(iii)	Within thirty (30) days after the end of
each quarter of a fiscal year of the Partnership, a report containing:

	(A)	A balance sheet, which may be
unaudited; and

	(B)	a statement of income and
expenses for the quarter then ended, which may be unaudited;

	(C)	the certification by the General
Partners that the Apartment Complex and all tenants thereof are in compliance with all requirements and regulations applicable to Low-Income Housing Tax Credits; and

	(D)	other pertinent information
regarding the Partnership and its activities during the quarter covered by the report, including Low Income Housing Credit Monitoring Forms, Rent Rolls, Operating Statement and Occupancy/Rental Report, each in a form acceptable to the Investment Partnership.

		(b)	Within ninety (90) days after the end of each
fiscal year of the Partnership the General Partners shall provide to the Investment Partnership:

	(i)	A certification by the General Partners
that (A) all Mortgage Loan payments and taxes and insurance payments with respect to the Apartment Complex are current as of the date of the year-end report, (B) there is no default under the Project Documents or this Agreement, or if there is any default, a description thereof, and (C) there is no building, health or fire code violation or similar violation of a governmental law, ordinance or regulation against the Apartment Complex or, if there is any violation, a description thereof;

	(ii)	the information specified in Section
13.04(c);

	(iii)	a descriptive statement of all
transactions during the fiscal year between the Partnership and the General Partners and/or any Affiliate, including the nature of the transaction and the payments involved; and

	(iv)	a copy of the annual report to be filed
with the United States Treasury concerning the status of the Apartment Complex as low-income housing and, if required, a certificate to the Agency concerning the same.

		(c)	Upon the written request of BCTC 94 for further
information with respect to any matter covered in items (a) or
(b) above, the General Partners shall furnish such reasonable information within 30 days of receipt of such request.

		(d)	The General Partners, on behalf of the
Partnership, shall send to the Investment Partnership, on or before July 31 in each year, a report which shall state:

	(i)	the then occupancy level of the Apartment
Complex;

	(ii)	if there are any Operating Deficits or
anticipated Operating Deficits, the manner in which such deficits will be funded; and

	(iii)	such other matters as shall be material to
the operation of the Partnership, including, without limitation, any building, health or fire code violation or similar violation of a governmental law, ordinance or regulation by the Apartment Complex of which the General
Partners, or any of them, is (are) aware.

		(e)	Prior to October 15 of each year, the General
Partners, on behalf of the Partnership, shall send to the Investment Partnership an estimate of the Investment
Partnership's share of the Tax Credits, profits and losses of the Partnership for federal income tax purposes for the current fiscal year. Such estimate shall be prepared by the General Partners and the Accountants.

		(f)	Within 15 days after the end of any calendar
quarter during which

	(i)	there is a material default by the
Partnership under the Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

	(ii)	any reserve has been reduced or terminated
by application of funds therein for purposes materially different from those for which such reserve was established,

	(iii)	the General Partners have received any
notice of a material fact which may substantially affect further distributions, or

	(iv)	any Partner has pledged or collateralized
his Interest in the Partnership, the General Partners shall send the Investment Partnership a detailed report of such event.

		(g)  	After the Admission Date, the General
Partners, on behalf of the Partnership, shall send to the Investment Partnership a copy of all applicable periodic reports covering the status of project operations from the previous period, as may be required by the Lender, within ten
(10) days of the submission of such reports to the Lender. In addition, within thirty (30) days after the occurrence of Substantial Completion, the General Partners, on behalf of the Partnership, shall prepare and send to the Investment Partnership a Credit Basis Worksheet for each of the buildings comprising the Apartment Complex, in the format provided by Boston Capital.

	(h)	(i)	In the event that the reports or
information provided for in Sections 13.04(a)(i) and/or 13.04(a)(ii) above are, at any time, not provided within the time period(s) specified in such Sections, the General Partners shall be obligated to pay to the Investment Partnership the sum of $100 per day, as liquidated damages, for each day from the date upon which such reports or information is(are) due pursuant to the provisions of the aforesaid Sections until the date upon which such reports or information is(are) provided; provided, however, that any delays , beyond the applicable due dates as aforesaid, in the provision of the applicable reports or information due to factors beyond the control of the General Partners and the Accountants may be a cause for waiver of the aforesaid liquidated damages, but only if the delayed reports or information were supplied by the applicable due date in a draft or estimated form.

	(ii)	In the event that the reporting
requirements set forth in any of the above provisions of this
Section 13.04 are not met, BCTC 94, in its sole reasonable discretion, may direct the General Partners to dismiss the Accountants, and to designate successor Accountants, subject to the approval of BCTC 94; provided, however, that if the General Partners and BCTC 94 cannot agree on the designation of successor Accountants, the successor Accountants shall be designated by BCTC 94 in its sole discretion, and the fees of such successor Accountants shall be paid by the General Partners, if and to the extent that such fees exceed the amount budgeted therefor in the applicable Operating Budget pursuant to Section 8.19 of this Agreement.

	13.05. Section 754 Elections TC "13.05. Section 754 Elections" \f C \l "2" . In the event of a transfer of all or any part of the Interest of a General Partners or of a Limited Partner, the Partnership may elect, pursuant to Sections 743 and 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Partnership property if, in the opinion of the Investment Partnership, based upon the advice of the Accountants, such election would be most advantageous to the Investment Partnership. Each Partner agrees to furnish the Partnership with all information necessary to give effect to such election.

	13.06. Fiscal Year and Accounting Method TC "13.06. Fiscal Year and Accounting Method" \f C \l "2" . The fiscal year of the Partnership shall be the calendar year. All Partnership accounts shall be determined on the accrual basis.

ARTICLE XIV.  TC "ARTICLE XIV." \f C \l "1"
AMENDMENTS  TC "AMENDMENTS" \f C \l "1"

	14.01. Proposal and Adoption of Amendments TC "14.01. Proposal and Adoption of Amendments" \f C \l "2" . This Agreement may be amended by the General Partners with the Consent of BCTC 94; provided, however, that such Consent shall not be unreasonably withheld as to any proposed amendment which does not affect the obligations of the General Partners or the rights of any of the Partners under this Agreement.


ARTICLE XV.  TC "ARTICLE XV." \f C \l "1"
CONSENTS, VOTING AND MEETINGS  TC "CONSENTS, VOTING AND
MEETINGS" \f C \l "1"

	15.01. Method of Giving Consent TC "15.01. Method of Giving Consent" \f C \l "2" . Any Consent required by this Agreement may be given by a written Consent given by the consenting Partner and received by the General Partners at or prior to the doing of the act or thing for which the Consent is solicited.

	15.02. Submissions to Limited Partners TC "15.02. Submissions to Limited Partners" \f C \l "2" . The General Partners shall give the Limited Partners Notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Limited Partners. Such Notice shall include any information required by the relevant provision or by law.

	15.03. Meetings; Submission of Matters for Voting TC "15.03. Meetings; Submission of Matters for Voting" \f C \l "2" . Subject to the provisions of Section 10.01, a majority in Interest of the Limited Partners shall have the authority to convene meetings of the Partnership and to submit matters to a vote of the Partners.


ARTICLE XVI.  TC "ARTICLE XVI." \f C \l "1"
GENERAL PROVISIONS  TC "GENERAL PROVISIONS" \f C \l "1"

	16.01.  Burden and Benefit  TC "16.01.  Burden and
Benefit" \f C \l "2" . The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

	16.02.  Applicable Law  TC "16.02.  Applicable Law" \f C
\l "2" . This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

	16.03. Counterparts TC "16.03. Counterparts" \f C \l "2" . This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

	16.04. Separability of Provisions TC "16.04. Separability of Provisions" \f C \l "2" . Each provision of this Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

	16.05. Entire Agreement TC "16.05. Entire Agreement" \f C \l "2" . This Agreement sets forth all (and is intended by all parties to be an integration of all) of the representations, promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no representations, promises, agreements or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

	16.06. Liability of the Investment Partnership TC "16.06. Liability of the Investment Partnership" \f C \l "2"
 . Notwithstanding anything to the contrary contained herein, neither the Investment Partnership nor any of its partners, general or limited, shall have any personal liability to any of the parties to this Agreement with regard to the representations and covenants extended, or the obligations undertaken, by the Investment Partnership under this Agreement. In the event that the Investment Partnership shall be in default under any of the terms of this Agreement, the sole recourse of any party hereto for any indebtedness due hereunder, or for any damages resulting from any such default by the Investment Partnership, shall be against the capital contributions of the investor limited partners of the Investment Partnership allocated to, and remaining for investment in, the Partnership; provided however, that under no circumstances shall the liability of the Investment Partnership for any such default be in excess of the amount of Capital Contribution payable by the Investment Partnership to the Partnership, under the terms of this Agreement, at the time of such default.

	16.07.  Environmental Protection  TC "16.07.
Environmental Protection" \f C \l "2"  .

		(a)	The General Partners represent and warrant
that: (i) they have no knowledge of any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Substances at, upon, under or within the Land or any contiguous real estate, other than as described in the Phase I Environmental Report as to the Land supplied to BCTC 94, and (ii) it has not caused or knowingly permitted to occur, and it shall not permit to exist, any condition which may cause a discharge of any Hazardous Substances at, upon, under or within the Land or on any contiguous real estate.

		(b)	The General Partners further represent and
warrant that (i) neither they nor, to the best of their knowledge, any other party has been, is or will be involved in operations at or, pursuant to their best efforts, near the Land, which operations could lead to (A) the imposition of liability under the Hazardous Waste Laws on the Partnership or on any other subsequent or former owner of the Land or (B) to the best of their knowledge, the creation of a lien on the Land under the Hazardous Waste Laws or under any similar laws or regulations; and (ii) the General Partners have not permitted, and will use their best efforts not to permit, any tenant or occupant of the Apartment Complex to engage in any activity that could impose liability under the Hazardous Waste Laws on such tenant or occupant, on the Land or on any other owner of the Apartment Complex.

		(c)	The General Partners shall use their best
efforts to comply strictly and in all respects with the requirements of the Hazardous Waste Laws and related regulations and with all similar laws and regulations.

		(d)	The General Partners shall at all times
indemnify and hold harmless the Investment Partnership against and from any and all claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, and expenses, of any nature whatsoever, suffered or incurred by the Investment Partnership, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, arising with respect to the Land or the Apartment Complex; provided, however, that the foregoing indemnification shall apply only if the circumstances giving rise thereto: (i) is described in or results from environmental conditions described in the Updated Environmental Report; (ii) constitutes or results from a violation by the General Partners of their covenants set forth above in this Section 16.07; or (iii) otherwise results from the gross negligence or willful misconduct of the General Partners or an Affiliate thereof. Any such claims, losses, damages, costs, expenses or liabilities may be defended, compromised, settled or pursued by the Investment Partnership or BCTC 94 with counsel of their selection, but at the expense of the General Partner. BCTC 94 shall notify the General Partners of any matter for which indemnification is sought hereunder and shall permit the General Partners, at their own expense, to join in the defense thereof. Notwithstanding anything else set forth in this Agreement, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

		(e)	For purposes of this Section 16.07, "Hazardous
Substances" means oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances, as those terms are used in the Hazardous
Waste Laws; and "Hazardous Waste Laws" means the Comprehensive
Environmental Response, Compensation, and Liability Act of
1980, and any other federal, state or local law governing
Hazardous Substances, as such laws may be amended from time to time.

	16.08.	Continuing Guarantee by the Guarantors of
Certain Obligations of the General Partners and the Developer
TC "16.08.	Continuing Guarantee by the Guarantors of
Certain Obligations of the General Partners and the Developer" \f C \l "2" . The Guarantors, jointly and severally, unconditionally guarantee to the Partnership and to the Investment Partnership the full and timely performance by the General Partners and the Developer of all of their respective duties and obligations, as the Managing General Partner, General Partners and the Developer, respectively, under and pursuant to (as applicable) the provisions of Sections 8.09(a), 8.09(b), 8.10(b) and 16.07(d) of this
Agreement, all in accordance with the provisions hereof. Any payment made by the Guarantors pursuant to this Guarantee shall satisfy the applicable obligation of the General Partners and/or the Developer to make such payment as if the General Partners and/or the Developer had made such payment itself.

	Neither the Guarantors' obligations to make payment in accordance with the terms of this Guarantee, nor any remedy for enforcement thereof, shall be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the General Partners, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Reform Act of 1978 or other applicable statute, nor shall such obligation or remedy for enforcement be impaired, modified, changed, released or limited in any manner by such event of bankruptcy.

	The Guarantors' obligations as specified in this Agreement constitute a continuing guarantee, such that any claim made by the Partnership or the Investment Partnership against the Guarantors, or any of them, pursuant to this
Section 16.08, shall not preclude the Partnership or the Investment Partnership from making a claim against the Guarantors, or any of them, for future payments.

	The obligations of the Guarantors, as set forth in this
Section 16.08, shall not be transferred or assigned to a third party without the Consent of BCTC 94.

	16.09.  Notices.  TC "16.09.  Notices." \f C \l "2"   Any
Notice required by the provisions of this Agreement to be given shall be addressed as follows:

		(a)		To the Investment Partnership and/or BCTC
94:

	Boston Capital Tax Credit Fund IV L.P.
	BCTC 94, Inc.
	c/o Boston Capital Partners, Inc.
	One Boston Place, 21st Floor
	Boston, Massachusetts 02108
	Attention:  Jeffrey H. Goldstein
	                   Senior Vice President

	And a copy to:	Peabody & Brown
				1255 23rd Street, N.W.
				Suite 800
				Washington, D.C. 20037
				Attention:  Kenneth G. Hance, Jr.

		(b)		To the General Partner:

Fort Bend National Housing, L.L.C.
208 Golden Oak Court
Suite 450
Virginia Beach, Virginia 23452
Attention:  Bradley P. Dolbec

and

Helfant Realty, Inc.
3300 Virginia Beach Boulevard
Virginia Beach, Virginia  23452
Attention:  Dorcas Helfant

	And a copy to:	Hawkins, Delafield & Wood
601 13th Street, N.W.
Suite 800 South
Washington, D.C. 20005
Attention:  Anthony S. Freedman


	IN WITNESS WHEREOF, the parties have affixed their signatures and seals to this Amended and Restated Agreement of Limited Partnership of Fort Bend NHC, L.P. as of the date first written above.

	GENERAL PARTNERS:

WITNESS:	HELFANT REALTY, INC., a Virginia
	corporation, as the Managing
General Partner


_____________________	By:	/s/Dorcas Helfant
							Dorcas Helfant
							President

						FORT BEND NATIONAL HOUSING,
 					L.L.C.,
						a Virginia limited liability
 company,
						as a General Partner
WITNESS:

_____________________	By:	/s/Bradley P. Dolbec
		Bradley P. Dolbec
		Manager


	LIMITED PARTNER:

	BOSTON CAPITAL TAX CREDIT
	FUND IV, L.P.

	By:	Boston Capital Associates
 IV
 L.P.,
its general partner

	By:	C&M Associates,
\d/b/a Boston Capital
Associates,
its general partner
WITNESS:

_________________________	By:/s/Bonnie Kate Fox
		Bonnie Kate Fox, as
		Attorney-in-Fact of
		John P. Manning, General
		 Partner


	SPECIAL LIMITED PARTNER:

WITNESS:	BCTC 94, INC.


________________________	By: /s/Bonnie Kate Fox
	Bonnie Kate Fox, as
Attorney-in-Fact of
John P. Manning,
	President

GUARANTORS (as and to the extent
set forth in Section 16.08 and
 not otherwise pursuant to this
 Agreement):
WITNESS:

________________________  	/s/Steven B. Sandler
	STEVEN B. SANDLER


________________________	/s/Arthur B. Sandler
	ARTHUR B. SANDLER


________________________	/s/Robert H. Josephberg
	ROBERT H. JOSEPHBERG


	DEVELOPER:

WITNESS:	NATIONAL HOUSING DEVELOPMENT
 	CORPORATION



_______________________	By:	/s/Bradley P. Dolbec
	Bradley P. Dolbec
	Vice President


	WITHDRAWING INITIAL LIMITED
	PARTNER:


WITNESS:	FORT BEND NATIONAL HOUSING,
 L.L.C.


_____________________	By:/s/Bradley P. Dolbec
	Bradley P. Dolbec, its
 Manage

COUNTY OF SUFFOLK	)
	: ss
COMMONWEALTH OF MASSACHUSETTS	)


	Before me, the undersigned Notary Public in and for the aforesaid jurisdiction, personally appeared Bonnie Kate Fox, in her capacity as Attorney-in-Fact of John P. Manning, in his capacities as: (i) a Partner of C&M Associates, d/b/a Boston Capital Associates IV L.P., as the General Partner of Boston Capital Tax Credit Fund IV L.P., as a Limited Partner of Fort Bend NHC, L.P., and (ii) President of BCTC 94, Inc., as the Special Limited Partner of Fort Bend NHC, L.P., and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement of Limited Partnership.

	Witness my hand and notarial seal this ____ day of April, 1998.



						___________________________
							  Notary Public


My Commission Expires:  ______, 199_

CITY OF VIRGINIA BEACH	)
	: ss
COMMONWEALTH OF VIRGINIA	)


	Before me, the undersigned Notary Public in and for the aforesaid jurisdiction, personally appeared Steven B. Sandler, in his capacity as a Guarantor under and pursuant to the provisions of Section 16.08 of the foregoing Amended and Restated Agreement of Limited Partnership, and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement of Limited Partnership.

	Witness my hand and notarial seal this ____ day of April, 1998.


						___________________________
							  Notary Public

My Commission Expires:


CITY OF VIRGINIA BEACH	)
	:ss
COMMONWEALTH OF VIRGINIA	)


	Before me, the undersigned Notary Public in and for the aforesaid jurisdiction, personally appeared Arthur B. Sandler, in his individual capacity as a Guarantor under and pursuant to the provisions of Section 16.08 of the foregoing Amended and Restated Agreement of Limited Partnership, and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement of Limited Partnership.

	Witness my hand and notarial seal this ____ day of April, 1998.


						___________________________
							Notary Public

My Commission Expires:  _____________________________

CITY OF VIRGINIA BEACH	)
	:ss
COMMONWEALTH OF VIRGINIA	)


	Before me, the undersigned Notary Public in and for the aforesaid jurisdiction, personally appeared Robert H. Josephberg, in his individual capacity as a Guarantor under and pursuant to the provisions of Section 16.08 of the foregoing Amended and Restated Agreement of Limited Partnership, and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement of Limited Partnership.

	Witness my hand and notarial seal this ____ day of April, 1998.


						___________________________
							Notary Public

My Commission Expires:  _____________________________

CITY OF VIRGINIA BEACH	)
	:ss
COMMONWEALTH OF VIRGINIA	)


	Before me, the undersigned Notary Public in and for the aforesaid jurisdiction, personally appeared Bradley P. Dolbec, in his capacities as: (i) Manager of Fort Bend National Housing, L.L.C., in its capacities as the General Partner and Withdrawing Limited Partner of Fort Bend NHC, L.P.; and
(ii) Vice President of National Housing Development Corporation, in its capacity as the Developer under and pursuant to the provisions of the foregoing Amended and Restated Agreement of Limited Partnership, and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement of Limited Partnership.

	Witness my hand and notarial seal this __ day of April,
1998.
____________________________
Notary Public


My Commission Expires:  ___________________

CITY OF VIRGINIA BEACH	)
	: ss
COMMONWEALTH OF VIRGINIA	)


	Before me, the undersigned Notary Public in and for the aforesaid jurisdiction, personally appeared Dorcas Helfant, in her capacity as President of Helfant Realty, Inc., Managing General Partner of Fort Bend NHC, L.P., and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Agreement of Limited Partnership.

	Witness my hand and notarial seal this ____ day of April, 1998.


						___________________________
							  Notary Public

My Commission Expires: